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As filed with the Securities and Exchange Commission on May 14, 2004

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Delaware (State or Other Jurisdiction of Incorporation or Organization)	GEORGIA GULF CORPORATION (Exact Name of Registrant as Specified in Charter) 2821 (Primary Standard Industrial Classification Code Number)	58-1563799 (I.R.S. Employer Identification Number)
Delaware (State or Other Jurisdiction of Incorporation or Organization)	GEORGIA GULF LAKE CHARLES, LLC (Exact Name of Registrant as Specified in its Charter) 2869 (Primary Standard Industrial Classification Code Number)	06-1559251 (I.R.S. Employer Identification Number)
Delaware (State or Other Jurisdiction of Incorporation or Organization)	GEORGIA GULF CHEMICALS & VINYLS, LLC (Exact Name of Registrant as Specified in its Charter) 2821 (Primary Standard Industrial Classification Code Number)	06-1559253 (I.R.S. Employer Identification Number)
Delaware (State or Other Jurisdiction of Incorporation or Organization)	GG TERMINAL MANAGEMENT CORPORATION (Exact Name of Registrant as Specified in its Charter) 5169 (Primary Standard Industrial Classification Code Number)	58-1874434 (I.R.S. Employer Identification Number)
Delaware (State or Other Jurisdiction of Incorporation or Organization)	GREAT RIVER OIL & GAS CORPORATION (Exact Name of Registrant as Specified in its Charter) 1311 (Primary Standard Industrial Classification Code Number)	72-0895452 (I.R.S. Employer Identification Number)

400 Perimeter Center Terrace, Suite 595
Atlanta, Georgia 30346
(770) 395-4500
(Address, including zip code, and telephone number, including area code, of Registrants' principal executive offices)

Joel I. Beerman, Esq.
Vice President and General Counsel
Georgia Gulf Corporation
400 Perimeter Center Terrace, Suite 595
Atlanta, Georgia 30346
(770) 395-4500
(Address, including zip code, and telephone number, including area code, of Registrants' principal executive offices)

Copies to:
Lisa A. Stater, Esq.
Jones Day
1420 Peachtree Street, N.E.
Suite 800
Atlanta, Georgia 30309-3053
(404) 521-3939

        Approximate date of commencement of proposed sale to the public: As soon as practicable following the effective date of this Registration Statement.

        If any of the securities being registered on this form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to Be Registered	Proposed Maximum Offering Price per unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

7 1/8% Senior Notes Due 2013	$100,000,000(1)	100%(2)	$100,000,000(2)	$12,670

Subsidiary Guarantees of 7 1/8% Senior Notes Due 2013	—	—	—	(3)

(1)
Represents the maximum principal amount at maturity of 7 1/8% Senior Notes due 2013 that may be issued pursuant to the exchange offer described in this registration statement.
(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(2) under the Securities Act.
(3)
Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable for the subsidiary guarantees of the notes.

        The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

Subject to Completion, Dated May 14, 2004

The information in this prospectus is not complete and may be changed. Georgia Gulf may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and Georgia Gulf is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Prospectus

$100,000,000

Offer to Exchange
All Outstanding 7 1/8% Senior Notes Due 2013
for 7 1/8% Senior Notes Due 2013
of
Georgia Gulf Corporation

This Exchange Offer Will Expire at 5:00 p.m.,
New York City Time, on            , 2004.

The exchange notes:

  •
  The terms of the exchange notes to be issued are substantially identical to the outstanding notes that Georgia Gulf issued on December 3, 2003, except for transfer restrictions, registration rights and liquidated damages provisions relating to the outstanding notes that will not apply to the exchange notes.

  •
  Interest on the exchange notes accrues at the rate of 7 1/8% per year, payable in cash every six months on June 15 and December 15, with the first payment on June 15, 2004.

  •
  The exchange notes are unsecured and will rank equally with any existing and future senior debt and senior to any subordinated debt.

  •
  If we fail to make payments on the notes, our subsidiary guarantors must make them instead. All of our existing and future restricted subsidiaries that have guaranteed, or will guarantee, indebtedness under our senior credit facility will be guaranteeing our payments on the exchange notes. These guarantees will be senior obligations of those subsidiary guarantors.

Material terms of the exchange offer:

  •
  The exchange offer expires at 5:00 p.m., New York City time, on                        , 2004, unless extended.

  •
  The exchange offer is subject to conditions, which we may waive.

  •
  All outstanding notes that are validly tendered and not validly withdrawn will be exchanged for an equal principal amount of notes that are registered under the Securities Act of 1933.

  •
  You may withdraw your tender of outstanding notes at any time before the expiration of the exchange offer.

  •
  Georgia Gulf will not receive any cash proceeds from the exchange offer.

        Please consider carefully the "Risk Factors" beginning on page 9 of this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved the notes to be distributed in the exchange offer, nor have any of these organizations determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2004.

References to Additional Information

        This prospectus incorporates important business and financial information about Georgia Gulf that is not included in or delivered with this prospectus. You may obtain, without charge, documents that are filed by Georgia Gulf with the Securities and Exchange Commission and incorporated by reference into this prospectus by requesting the documents, in writing or by telephone, from the Commission or from:

  Georgia Gulf Corporation
  400 Perimeter Center Terrace, Suite 595
  Atlanta, Georgia 30346
  Attention: Investor Relations
  Telephone: (770) 395-4587

        If you would like to request copies of these documents, please do so by            , 2004 in order to receive them before the expiration of the exchange offer. See "Where You Can Get More Information."

i

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS	72
Consequences to U.S. Holders	73
Consequences to Non-U.S. Holders	74
BOOK-ENTRY; CERTIFICATED NOTES	75
Book-entry procedures for the global note	75
Certificated notes	76
PLAN OF DISTRIBUTION	77
LEGAL MATTERS	78
EXPERTS	78
AVAILABLE INFORMATION	78
Available Information	78
Incorporation of Documents by Reference	78

ii

SUMMARY

        This summary highlights basic information about Georgia Gulf and the exchange offer, but it does not contain all information important to you. You should read the more detailed information and financial statements and the related notes appearing elsewhere in this prospectus and incorporated by reference into this prospectus. Unless we indicate otherwise or the context otherwise requires, "Georgia Gulf," "we," "us" or "our" refer to Georgia Gulf Corporation and our subsidiaries.

Georgia Gulf

        We are a leading North American manufacturer and international marketer of two integrated product lines, chlorovinyls and aromatics. In our chlorovinyls business, we are:

  •
  the third largest North American producer of vinyl chloride monomer;

  •
  the third largest North American producer of vinyl suspension resins, and

  •
  the second largest North American producer of vinyl compounds.

        In our aromatics business, we are:

  •
  one of the largest North American producers of cumene, and

  •
  a leading North American producer and marketer of phenol.

        Our manufacturing processes also include the production of caustic soda, chlorine and acetone. The primary products we sell externally include vinyl resins, vinyl compounds and caustic soda in our chlorovinyls business and cumene, phenol and acetone in our aromatics business. These products are used globally in a wide variety of end-use applications, including construction and renovation, engineering plastics, pulp and paper production, chemical intermediates, pharmaceuticals and consumer products. We believe our vertical integration, world scale facilities, operating efficiencies, facility locations and the productivity of our employees provide us with a competitive cost position in our primary markets.

        Our principal executive offices are located at 400 Perimeter Center Terrace, Suite 595, Atlanta, Georgia 30346. Our telephone number is (770) 395-4500.

Use of Proceeds

        We will not receive any cash proceeds from the exchange offer.

The Exchange Offer

The Exchange Offer	We are offering to exchange $100,000,000 in principal amount of our 7 1/8% senior notes due 2013, which have been registered under the federal securities laws, for $100,000,000 in principal amount of our outstanding unregistered 7 1/8% senior notes due 2013 that we issued on December 3, 2003 in a private offering. You have the right to exchange your outstanding notes for exchange notes with substantially identical terms, except that transfer restrictions, registration rights, and liquidated damages provisions currently relating to the outstanding notes do not apply to the exchange notes.

In order for your outstanding notes to be exchanged, you must properly tender them before the expiration of the exchange offer. All outstanding notes that are validly tendered and not validly withdrawn will be exchanged. We will issue the exchange notes on or promptly after the expiration of the exchange offer.
Registration Rights Agreement	We sold the outstanding notes on December 3, 2003. At that time, we signed a registration rights agreement with the placement agents that requires us to conduct this exchange offer.
This exchange offer is intended to satisfy those rights set forth in the registration rights agreement. After the exchange offer is complete, you will no longer be entitled to registration rights with respect to outstanding notes that you do not exchange.
If You Do Not Exchange Your Outstanding Notes
If you do not exchange your outstanding notes for exchange notes in the exchange offer, you will continue to be subject to the restrictions on transfer provided in the outstanding notes and the indenture governing those notes. In general, you may not offer or sell your outstanding notes unless they are registered under the federal securities laws or sold in a transaction exempt from, or not subject to, the registration requirements of federal and applicable state securities laws.
Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2004 unless we decide to extend the expiration date. See "The Exchange Offer—Expiration Date; Extensions; Amendments."
Conditions to the Exchange Offer	The exchange offer is subject to conditions that we may waive. The exchange offer is not conditioned upon any minimum amount of outstanding notes being tendered for exchange. See "The Exchange Offer—Conditions."
We reserve the right, subject to applicable law, at any time and from time to time:
• to delay the acceptance of the outstanding notes;
• to terminate the exchange offer if specified conditions have not been satisfied;
• to extend the expiration date of the exchange offer and retain all tendered outstanding notes, subject to the right of tendering holders to withdraw their tender of outstanding notes; and
• to waive any condition or otherwise amend the terms of the exchange offer in any respect.
See "The Exchange Offer—Expiration Date; Extensions; Amendments."

Procedures for Tendering Outstanding Notes	If you wish to tender your outstanding notes for exchange, you must:
• complete and sign the enclosed letter of transmittal by following the related instructions; and
• send the letter of transmittal and any other required documents, as directed in the instructions, to the exchange agent, either (1) with the outstanding notes to be tendered or (2) in compliance with the specified procedures for guaranteed delivery of the outstanding notes.
Brokers, dealers, commercial banks, trust companies and other nominees may also effect tenders by book-entry transfer.
Please do not send your letter of transmittal or certificates representing your outstanding notes to Georgia Gulf. Those documents should only be sent to the exchange agent. Questions regarding how to tender and requests for information should be directed to the exchange agent. See "The Exchange Offer—Exchange Agent."
Special Procedures for Beneficial Owners
If your outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, we urge you to contact that person promptly if you wish to tender your outstanding notes in the exchange offer. See "The Exchange Offer—Procedures for Tendering."
Withdrawal Rights	You may withdraw your tender of outstanding notes at any time before the expiration date of the exchange offer by delivering a written notice of your withdrawal to the exchange agent. You must also follow the withdrawal procedures that are described under "The Exchange Offer—Withdrawal of Tenders."
Resales of Exchange Notes	We believe that you will be able to offer for resale, resell or otherwise transfer exchange notes issued in the exchange offer without compliance with the registration and prospectus delivery provisions of the federal securities laws, provided that:
• you are acquiring the exchange notes in the ordinary course of business;
• you are not participating, and have no arrangement or understanding with any person to participate, in the distribution of the exchange notes; and
• you are not an affiliate of Georgia Gulf. An affiliate of Georgia Gulf is a person that "controls or is controlled by or is under common control with" Georgia Gulf.

Our belief is based on interpretations by the Staff of the Securities and Exchange Commission, as set forth in no-action letters issued to third parties unrelated to us. The Staff has not considered this exchange offer in the context of a no action letter, and we cannot assure you that the Staff would make a similar determination with respect to this exchange offer.
If our belief is not accurate and you transfer an exchange note without delivering a prospectus meeting the requirements of the federal securities laws or without an exemption from these laws, you may incur liability under the federal securities laws. We do not and will not assume, or indemnify you against, this liability.
Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes that were acquired by that broker-dealer as a result of market-making or other trading activities must agree to deliver a prospectus meeting the requirements of the federal securities laws in connection with any resale of the exchange notes. See "The Exchange Offer—Resale of the Exchange Notes."
Exchange Agent	The exchange agent for this exchange offer is SunTrust Bank. The address, telephone number and facsimile number of the exchange agent are listed in "The Exchange Offer—Exchange Agent" and in the letter of transmittal.

        See "The Exchange Offer" for more detailed information about the exchange offer.

The Exchange Notes

        The following summary contains basic information about the exchange notes and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the exchange notes, please refer to the section of this document entitled "Description of Notes." References to "Georgia Gulf," "us," "we" and "our" in this section of the summary refer only to Georgia Gulf Corporation and do not include our subsidiaries.

Issuer	Georgia Gulf Corporation.
Exchange Notes	$100,000,000 in principal amount of 7 1/8% senior notes due 2013.
Maturity Date	December 15, 2013.
Sinking Fund	None.
Interest	Annual rate: 7.125%. Payment frequency: every six months on June 15 and December 15. First payment: June 15, 2004.

Optional Redemption	On or after December 15, 2008, we may redeem some or all of the notes, including both the outstanding notes and exchange notes, at the redemption prices listed in the section entitled "Description of the Notes—Optional Redemption." We may not redeem the notes before December 15, 2008, except that at any time on or before December 15, 2006, we may redeem up to $35 million of the notes with the proceeds of offerings of common equity at a redemption price equal to 107.125%, together with accrued and unpaid interest, so long as $65 million of the notes remains outstanding after each permitted redemption made with equity proceeds.
Change of Control	Upon the occurrence of a change of control, you will have the right to require us to repurchase all or a portion of your exchange notes at a price equal to 101% of the principal amount, together with any accrued and unpaid interest to the date of purchase.
Guarantees	The exchange notes will be guaranteed by each of our existing and future restricted subsidiaries that have guaranteed, and will in the future guarantee, indebtedness under our senior credit facility. The exchange notes and the guarantees will be unsecured senior debt.
Ranking	The exchange notes will rank equally in right of payment with all of our existing and future senior debt (without giving effect to collateral arrangements) and senior to all of our existing and future subordinated debt. The guarantees of the exchange notes will rank equally in right of payment with all senior debt (without giving effect to collateral arrangements) and senior to all subordinated debt of the subsidiary guarantors.
At March 31, 2004, we and our subsidiaries collectively had $327.5 million of senior debt with which the notes rank equally.
All of such debt is, and any additional borrowings under our senior credit facility will be, secured by the grant of security interests in our assets and the assets of our various subsidiaries. The notes are not so secured.
The indenture relating to the notes permits us and our subsidiaries to incur a significant amount of additional senior debt.
Specified Covenants	The indenture governing the notes contains covenants that, among other things, limit our ability and the ability of our subsidiaries to:
• borrow money;
• pay dividends on stock, redeem stock or redeem subordinated debt;
• make investments;
• use assets as security in other transactions;
• sell assets;

• sell capital stock of subsidiaries;
• guarantee other indebtedness;
• enter into agreements that restrict dividends from subsidiaries;
• merge or consolidate;
• enter into transactions with affiliates; and
• enter different lines of business.
Use of Proceeds	We will not receive any cash proceeds from the issuance of the exchange notes in the exchange offer.

Risk Factors

        Before investing in the notes, you should carefully consider the information under the caption "Risk Factors" and all other information included in or incorporated by reference into this prospectus.

FIVE-YEAR SELECTED FINANCIAL DATA

        The following table shows selected financial data of Georgia Gulf for each of the five years in the period ended December 31, 2003. The data for the years ended December 31, 2001, 2002 and 2003 are derived from the audited consolidated financial statements of Georgia Gulf for such years, which are incorporated by reference into this prospectus. The data for the three year period ended December 31, 2001 are derived from the consolidated financial statements of Georgia Gulf for such years, which have been audited by Arthur Andersen LLP, independent auditors, and are also incorporated by reference into this prospectus. Arthur Andersen LLP has ceased operations. See "Risk Factors—Risks Relating to Arthur Andersen LLP's Lack of Consent." The data for the three months ended March 31, 2003 and 2004 have been derived from the unaudited consolidated financial statements of Georgia Gulf, which are incorporated by reference into this prospectus and include all adjustments, consisting only of normal recurring accruals that management considers necessary for the fair presentation of the consolidated financial position and results of operations for these periods. You should not consider the results for the three month periods to be indicative of full year results. The data presented below should be read in conjunction with the financial statements and related notes incorporated by reference into this prospectus.

	Year Ended December 31,									Three Months Ended March 31,
	1999		2000		2001	2002		2003		2003	2004
Results of Operations Data:*
Net sales	$908,974		$1,581,653		$1,205,896	$1,230,751		$1,444,483		$364,010	$496,687
Cost of sales	765,323		1,367,986		1,125,439	1,086,746		1,319,094		342,826	445,787
Selling, general and administrative expenses	40,845		45,634		44,665	45,685		55,691		13,907	14,771
Asset write-off and other related charges(1)	—		—		5,438	—		—		—	—

Operating income	102,806		168,033		30,354	98,320		69,698		7,277	36,129
Interest expense	(34,978)		(67,971)		(57,500)	(49,739)		(38,195)		(9,899)	(6,272)
Cost related to early retirement of debt	—		—		—	—		(13,816)		—	—
Interest income	141		230		185	160		53		7	4

Income (loss) from continuing operations before taxes	67,969		100,292		(26,961)	48,741		17,740		(2,615)	29,861
Provision (benefit) for income taxes(2)	24,808		36,112		(14,918)	17,546		5,245		(941)	11,123

Income (loss) from continuing operations	43,161		64,180		(12,043)	31,195		12,495		(1,674)	18,738
Loss from discontinued operation, net of tax	(2,525)		—		—	—		—
Loss on disposal of discontinued operation, net of tax	(7,631)		—		—	—		—

Net income (loss)	$33,005		$64,180		$(12,043)	$31,195		$12,495		$(1,674)	$18,738

Basic earnings (loss) per share from continuing operations	$1.39		$2.04		$(0.38)	$0.98		$0.39		$(.05)	$0.57
Diluted earnings (loss) per share from continuing operations	1.38		2.03		(0.38)	0.97		0.38		$(.05)	$0.57
Dividends per common share	0.32		0.32		0.32	0.32		0.32		0.32	0.32
Other Financial Data:
Ratio of earnings to fixed charges	2.4	x	2.3	x	— (3)	1.8	x	1.4	x	— (3)	4.7	x

Balance Sheet Data:
Working capital	$90,810	$94,906	$87,560	$57,996	$65,742	$88,737	$94,108
Property, plant and equipment, net	634,450	592,665	537,506	493,494	460,808	484,392	452,094
Total assets	1,102,822	1,046,609	942,821	875,559	856,785	929,642	918,990
Total debt	771,194	632,335	624,092	476,986	427,872	503,686	427,472

*
Our results include the impact of the acquisition of the vinyls business of CONDEA Vista Company (now Sasol North America, Inc.) in November 1999, the shutdown of a vinyl compounds plant in August 2000 and a sodium chlorate plant in the third quarter of 2002, the discontinuance of our methanol business in 1999 and the idling of our Pasadena, Texas phenol/acetone plant in the second quarter of 2002.

(1)
In December 2001, we wrote off the sodium chlorate plant to reduce the carrying amount to its fair value. In addition to the impairment-related charges of $4.9 million, we accrued $0.5 million for post-closure related items.

(2)
Provision (benefit) for income taxes for 2003 and 2001 include the effect of the favorable settlement of tax audits.

(3)
For the year ended December 31, 2001 and the three months ended March 31, 2003, our earnings were insufficient to cover fixed charges by $28.0 million and $2.7 million, respectively.

RISK FACTORS

Risk Factors Relating to Georgia Gulf

The chemical industry is cyclical and volatile, which affects our profitability. Our industry experiences alternating periods of tight supply and overcapacity.

        Our historical operating results tend to reflect the cyclical and volatile nature of the chemical industry. Historically, periods of tight supply have resulted in increased prices and profit margins and have been followed by periods of substantial capacity addition, resulting in oversupply and declining prices and profit margins. As a result of changes in demand for our products, our earnings fluctuate significantly, not only from year to year but also from quarter to quarter. Capacity expansions or the announcement of these expansions have generally led to a decline in the pricing of our products in the affected product line. We cannot assure you that future growth in product demand will be sufficient to utilize any additional capacity.

Natural gas and raw materials costs and other external factors beyond our control can cause wide fluctuations in our margins.

        The cost of our natural gas and raw materials and other costs may not correlate with changes in the prices we receive for our products, either in the direction of the price change or in absolute magnitude. Natural gas and raw materials costs represent a substantial part of our manufacturing costs. Most of the raw materials we use are commodities and the price of each can fluctuate widely for a variety of reasons, including changes in availability because of major capacity additions or significant facility operating problems. Other external factors beyond our control can cause volatility in raw materials prices, demand for our products, product prices, sales volumes and margins. These factors include general economic conditions, the level of business activity in the industries that use our products, competitors' actions, international events and circumstances, and governmental regulation in the United States and abroad. These factors can also magnify the impact of economic cycles on our business. A number of our products are highly dependent on markets that are particularly cyclical, such as the construction, paper and pulp, and automotive markets.

The cyclicality and volatility of the chemical industry affects our capacity utilization and causes fluctuations in our results of operations.

        The operating rates at our facilities will impact the comparison of period-to-period results. Different facilities may have differing operating rates from period to period depending on many factors, such as feedstock costs, transportation costs, and supply and demand for the product produced at the facility during that period. As a result, individual facilities may be operated below or above rated capacities in any period. We may idle a facility for an extended period of time because an oversupply of a certain product or a lack of demand for that product makes production uneconomical. The expenses of the shutdown and restart of facilities may adversely affect quarterly results when these events occur. In addition, a temporary shutdown may become permanent, resulting in a write-down or write-off of the related assets.

The chemical industry is highly competitive, with some of our competitors having greater financial resources than we have; competition may adversely affect our results of operations.

        The chemical industry is highly competitive; we compete with many chemical companies, a substantial number of whom are larger and have greater financial resources than Georgia Gulf. Moreover, barriers to entry, other than capital availability, are low in most product segments of our business. Capacity additions or technological advances by existing or future competitors also create greater competition, particularly in pricing. We cannot assure you we will have access to the financing necessary to upgrade our facilities in response to technological advances or other competitive developments.

Extensive environmental, health and safety laws and regulations impact our operations and assets; compliance with these regulations could adversely affect our results of operations.

        Our operations on and ownership of real property are subject to extensive environmental, health and safety regulation at both the national and local level. The nature of the chemical industry exposes Georgia Gulf to risks of liability under these laws and regulations due to the production, storage, transportation and sale of materials that can cause contamination or personal injury if released into the environment. Environmental laws may have a significant effect on the costs of transportation and storage of raw materials and finished products, as well as the costs of the storage and disposal of wastes. We may incur substantial costs, including fines, damages, criminal or civil sanctions, remediation costs, or experience interruptions in our operations for violations arising under these laws.

        Also, Superfund statutes may impose joint and several liability for the cost of investigations and remedial actions on any company that generated the waste, arranged for disposal of the waste, transported the waste to the disposal site, selected the disposal site, or presently or formerly owned, leased or operated the disposal site or a site otherwise contaminated by hazardous substances. Any or all of the responsible parties may be required to bear all of the costs of cleanup, regardless of fault, legality of the original disposal or ownership of the disposal site. A number of environmental liabilities have been associated with the facilities at Lake Charles, Louisiana and Mansfield, Massachusetts that we acquired or leased as part of the acquisition of the vinyls business of CONDEA Vista Company and which may be designated as Superfund sites. Any or all responsible parties, including us, may be required to bear all of the costs of cleanup regardless of fault, legality of the original disposal, or ownership of the disposal site. Although CONDEA Vista retained substantially all financial responsibility for environmental liabilities that relate to the facilities we acquired from them and which arose before the closing of that acquisition in 1999, we cannot assure you that CONDEA Vista will be able to satisfy its obligations in this regard, particularly in light of the long period of time in which environmental liabilities may arise under the environmental laws. If CONDEA Vista fails to do so, then we could be held responsible.

        Our policy is to accrue costs relating to environmental matters when it is probable that these costs will be required and can be reasonably estimated. However, estimated costs for future environmental compliance and remediation may be too low or we may not be able to quantify the potential costs. We expect to continue to be subject to increasingly stringent environmental and health and safety laws and regulations. It is difficult to predict the future interpretation and development of these laws and regulations or their impact on our future earnings and operations. We anticipate that compliance will continue to require increased capital expenditures and operating costs. Any increase in these costs could adversely affect our financial performance.

Hazards associated with chemical manufacturing may occur, which would adversely affect our results of operations.

        The usual hazards associated with chemical manufacturing and the related storage and transportation of raw materials, products and wastes may occur in Georgia Gulf's operations. These hazards could lead to an interruption or suspension of operations and have an adverse effect on the productivity and profitability of a particular manufacturing facility or on Georgia Gulf as a whole. These hazards include:

  •
  pipeline and storage tank leaks and ruptures;

  •
  explosions and fires;

  •
  terrorist acts;

  •
  inclement weather and natural disasters;

  •
  mechanical failure;

  •
  unscheduled downtime;

  •
  labor difficulties;

  •
  transportation interruptions;

  •
  remediation complications; and

  •
  chemical spills and other discharges or releases of toxic or hazardous substances or gases.

        These hazards may cause personal injury and loss of life, severe damage to or destruction of property and equipment, and environmental damage; any of these could lead to claims under the environmental laws. In addition, individuals could seek damages for alleged personal injury or property damage due to exposure to chemicals at our facilities or to chemicals otherwise owned or controlled by Georgia Gulf. Furthermore, Georgia Gulf is also subject to present and future claims with respect to workplace exposure, workers' compensation and other matters. Although we maintain property, business interruption and casualty insurance of the types and in the amounts that we believe are customary for the industry, we are not fully insured against all potential hazards incident to our business.

We rely heavily on third party transportation, which subjects us to risks that we cannot control; these risks may adversely affect our operations.

        We rely heavily on railroads and shipping companies to transport raw materials to our manufacturing facilities and to ship finished product to our customers. Rail and shipping operations are subject to various hazards, including extreme weather conditions, work stoppages and operating hazards. If we are delayed or unable to ship finished product or unable to obtain raw materials as a result of the railroads' or shipping companies' failure to operate properly, or if there were significant changes in the cost of these services, we may not be able to arrange efficient alternatives and timely means to obtain raw materials or ship our goods, which could result in an adverse effect on our revenues and costs of operations.

We have a substantial amount of indebtedness, which could limit our business and operations.

        At March 31, 2004, we had approximately $427.5 million of indebtedness outstanding. As a result, Georgia Gulf is highly leveraged. This high level of indebtedness could have important consequences to our operations, including:

  •
  we may have difficulty borrowing money in the future for working capital, capital expenditures, acquisitions or other purposes;

  •
  we will need to use a large portion of our available cash for debt service, which will reduce the amount of money available to finance our operations and other business activities;

  •
  some of our debt, including the debt under our senior credit facility, has variable rates of interest, which exposes us to the risk of increased interest rates; and

  •
  we may have a much higher level of debt than some of our competitors, which may put us at a competitive disadvantage; make us more vulnerable to economic downturns and adverse developments in our business; and reduce our flexibility in responding to changing business and economic conditions.

        We expect to obtain the money to pay our expenses and to pay principal and interest on our debt from our cash flows and from additional loans under our revolving credit facility. Our ability to meet these requirements will depend on our future financial performance. We cannot be sure that our cash flows will be sufficient to allow us to pay principal and interest on our debt as well as meet our other obligations. If we do not have enough money to do so, we may be required to refinance all or part of our debt, sell assets or borrow more money. We cannot assure you that we will be able to do so on commercially reasonable terms, if at all. In addition, the terms of our existing or future debt agreements, including our senior credit facility and the indenture related to the notes, may restrict us from pursuing any of these alternatives.

We may encounter difficulties in integrating the assets of businesses we acquire, which may adversely affect our results of operations.

        We cannot be sure that we will be able to successfully integrate any acquisitions into our operations without substantial costs, delays or other problems. The integration of any business we acquire may be disruptive to our business and may result in a significant diversion of management attention and operational resources. In addition, we may suffer a loss of key employees, customers or suppliers, loss of revenues, increases in costs or other difficulties.

Our participation in joint ventures exposes us to risks of shared control.

        As part of the vinyls business we acquired from CONDEA Vista Company, we purchased a 50 percent interest in a manufacturing joint venture, the remainder of which is controlled by PPG Industries, Inc., which also supplies chlorine to the facility operated by the joint venture. We may enter into additional joint ventures in the future. The nature of a joint venture requires us to share control with unaffiliated third parties. If our joint venture partners do not fulfill their obligations, the affected joint venture may not be able to operate according to its business plan. In that case, our operations may be adversely affected or we may be required to increase our level of commitment to the joint venture. Also, differences in views among joint venture participants may result in delayed decisions or failures to agree on major issues. Any differences in our views or problems with respect to the operations of our joint ventures could have a material adverse effect on our business, financial condition, results of operations or cash flows.

We rely on outside suppliers for specified feedstocks and services.

        In connection with our acquisition of the vinyls business of CONDEA Vista Company, we entered into agreements with CONDEA Vista to provide specified feedstocks for the Lake Charles facility. Moreover, this facility is dependent upon CONDEA Vista's infrastructure for services such as wastewater and ground water treatment, site remediation, and fire water supply. Any failure of CONDEA Vista to perform those agreements could adversely affect the operation of the affected facilities and our results of operations. The agreements relating to these feedstocks and services had initial terms of one to ten years. Although most of these agreements provide for automatic renewal, they may be terminated after specified notice periods. If we were required to obtain an alternate source for these feedstocks or services, we may not be able to obtain pricing on as favorable terms. Additionally, we may be forced to pay additional transportation costs or to invest in capital projects for pipelines or alternate facilities to accommodate railcar or other delivery or to replace other services.

        We also obtain a significant portion of our other raw materials from a few key suppliers. If any of these suppliers is unable to meet its obligations under present supply agreements, we may be forced to pay higher prices to obtain the necessary raw materials. Any interruption of supply or any price increase of raw materials could have an adverse effect on our business and results of operations.

Sales made in international markets expose us to risks that may adversely affect our operations or financial condition.

        During 2003, 12 percent of our revenues were generated in international markets. Substantially all of our international sales are made in U.S. dollars and, as a result, any increase in the value of the U.S. dollar relative to foreign currencies will increase the effective price of our products in international markets. Our international sales are also subject to other risks, including differing and changing legal and regulatory requirements in local jurisdictions; export duties and import quotas; domestic and foreign customs and tariffs or other trade barriers; potentially adverse tax consequences, including withholding taxes or taxes on other remittances; and foreign exchange restrictions. We cannot assure you that these factors will not have an adverse effect on our financial condition or results of operations.

Our senior credit facility and the indenture for the notes impose significant operating and financial restrictions, which may prevent us from capitalizing on business opportunities and taking some actions.

        The terms of our senior credit facility and the indenture for the notes impose significant operating and financial restrictions on us. These restrictions will limit our ability to:

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  incur additional indebtedness and liens;

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  make capital expenditures;

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  make investments and sell assets, including the stock of subsidiaries;

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  make payments of dividends and other distributions;

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  purchase Georgia Gulf stock;

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  use the proceeds of the sale of specified assets;

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  engage in business activities unrelated to our current business;

  •
  enter into transactions with affiliates; or

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  consolidate, merge or sell all or substantially all of our assets.

        In addition, our senior credit facility also requires us to maintain specified financial ratios. We cannot assure you that these covenants will not adversely affect our ability to finance our future operations or capital needs or to pursue available business opportunities. A breach of any of these covenants could result in a default in respect of the related indebtedness. If a default occurs, the relevant lenders could elect to declare the indebtedness, together with accrued interest and other fees, to be immediately due and payable and proceed against any collateral securing that indebtedness. In addition, any acceleration of indebtedness under our senior credit facility will constitute a default under some of our other indebtedness.

The conviction of our former independent auditors, Arthur Andersen LLP, on federal obstruction of justice charges may adversely affect Arthur Andersen LLP's ability to satisfy any claims arising from the provision of auditing services to us and may impede our access to the capital markets.

        Arthur Andersen LLP, which audited our financial statements for the year ended December 31, 2001, was indicted in March 2002 on federal obstruction of justice charges arising from the government's investigation of Enron Corporation. Arthur Andersen LLP was tried on such charges by a jury and found guilty on June 15, 2002. In light of the jury verdict and the underlying events, Arthur Andersen LLP stopped practicing before the Securities and Exchange Commission. The Securities and Exchange Commission has stated that, for the time being subject to certain conditions, it will continue accepting financial statements audited by Arthur Andersen LLP. Events arising out of the conviction may adversely affect the ability of Arthur Andersen LLP to satisfy any claims arising from its provision of auditing services to us, including claims that could arise out of Arthur Andersen LLP's audit of our financial statements included in our periodic reports, prospectuses or registration statements filed with the Securities and Exchange Commission.

        Should we seek to access the public capital markets, Securities and Exchange Commission rules will require us to include or incorporate by reference in any prospectus three years of audited financial statements. The Securities and Exchange Commission's current rules would require us to present audited financial statements for 2001 audited by Arthur Andersen LLP. Since we could not obtain a consent by Arthur Andersen LLP to inclusion of our financial statements for 2001, neither we nor any underwriters would have the same level of protection under the securities laws as would otherwise be the case. Any delay or inability to access the public capital markets caused by these circumstances could have a material adverse effect on our business and growth prospects.

Risk Factors Relating to the Notes

If we do not receive dividends or other distributions from our subsidiaries, we may not be able to make payments on the notes.

        Substantially all of our properties are owned by, and substantially all of our operations are conducted through, our subsidiaries. As a result, we depend on dividends and other payments from our subsidiaries to satisfy our financial obligations and make payments to our investors. The ability of our subsidiaries to pay dividends and make other payments to us is subject to restrictions. In a bankruptcy, liquidation or reorganization or similar proceeding relating to a subsidiary, the creditors of that subsidiary will generally be entitled to be paid in full before any distribution may be made to us. In addition, under our senior credit facility, our subsidiaries are restricted in their ability to make distributions to us if a default or event of default exists or is caused by the distribution, or if such distribution exceeds specified amounts, although we will be able to cause our subsidiaries to pay dividends to us to service the semi-annual interest payments under the notes. The ability of a subsidiary to pay dividends to us may also be limited by the laws of its jurisdiction of organization which limit the amount of funds available for the payment of dividends. In the event of bankruptcy proceedings affecting a subsidiary, to the extent we are recognized as a creditor of that subsidiary, our claim would still be subordinate to any security interest in or other lien on any assets of that subsidiary and to any of its debt and other obligations that are senior to the payment of the notes. Georgia Gulf Chemicals & Vinyls, LLC, one of our principal subsidiaries, has assumed our obligations, and is primarily liable under, indebtedness totaling $427.5 million as of March 31, 2004, including the outstanding 7 5/8% senior secured notes and certain industrial revenue bonds and other notes.

The notes are unsecured.

        The notes will not be secured by any of our assets. The senior credit facility is secured by substantially all of our assets and a pledge of the capital stock of all of our subsidiaries. Our outstanding 7 5/8% senior secured notes are also secured by those assets, and certain of our other debt is also secured debt. If we become insolvent or are liquidated, or if payment under any of these facilities is accelerated, those secured parties would be entitled to exercise the remedies available to a secured lender under applicable law and will have a claim on those assets before the holders of the notes. We cannot be sure that the liquidation value of our assets would be sufficient to repay in full the indebtedness under the senior credit facility, the outstanding 7 5/8% senior secured notes and other secured debt, as well as our other indebtedness, including the notes.

We may not be able to satisfy our obligations to holders of the notes upon a change of control.

        Upon the occurrence of a "change of control," as defined in the indenture, each holder of the notes will have the right to require us to purchase its notes at a price equal to 101% of the principal amount, together with any accrued and unpaid interest, if any, to (but excluding) the date of purchase. However, the senior credit facility will effectively prevent the purchase of the notes by us if a change of control occurs and the lenders do not consent to our purchase of the notes, unless all amounts outstanding under the senior credit facility are repaid in full. Our failure to purchase, or give notice of purchase of, the notes would be a default under the indenture, which would in turn be a default under the senior credit facility. Moreover, our failure to repay all amounts outstanding under the senior credit facility upon a default would also be a default under the indenture and could be a default under the indenture relating to our 7 5/8% notes.

        In addition, a change of control may constitute an event of default under the senior credit facility. A default under the senior credit facility would result in an event of default under the indenture if the lenders accelerate the debt under the senior credit facility. Moreover, an event of default under the senior credit facility would also trigger an event of default under the indenture relating to our 7 5/8% notes. If that happens, the debt under the 7 5/8% senior secured notes would be paid before any payments on the notes. Any future credit agreements or other agreements to which we become a party may contain similar restrictions and provisions.

        If a change of control occurs, we may not have enough assets to satisfy all obligations under the senior credit facility, our 7 5/8% notes and the indenture related to the notes. Upon the occurrence of a change of control, we could seek to refinance the indebtedness under the senior credit facility, the 7 5/8% notes and the notes or obtain a waiver from the lenders or noteholders. We cannot assure you, however, that we would be able to obtain a waiver or refinance our indebtedness on commercially reasonable terms, if at all.

There is no established trading market for the notes, and you may not be able to sell them quickly or at the price that you paid.

        There is no established trading market for the outstanding notes. We cannot assure you that a trading market for the exchange notes will develop.

        We also cannot assure you that you will be able to sell your notes or exchange notes at a particular time or that the prices that you receive when you sell will be favorable. We also cannot assure you as to the level of liquidity of the trading market for the exchange notes or, in the case of any holders of notes that do not exchange them, the trading market for the notes following the offer to exchange the notes for exchange notes. Future trading prices of the notes and exchange notes will depend on many factors, including:

  •
  our operating performance and financial condition;

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  prevailing interest rates; and

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  the market for similar securities.

        Historically, the market for non-investment grade debt has been subject to disruptions that have caused volatility in prices. It is possible that the market for the notes and the exchange notes will be subject to disruptions. Any disruptions may have a negative effect on noteholders, regardless of our prospects and financial performance.

If you do not exchange your outstanding notes, you may have difficulty in transferring them at a later time.

        We will issue exchange notes in exchange for the outstanding notes after the exchange agent receives your outstanding notes, the letter of transmittal, and all related documents before the expiration of the exchange offer. You should allow adequate time for delivery if you choose to tender your outstanding notes for exchange notes. Outstanding notes that are not exchanged will remain subject to restrictions on transfer and will not have any rights to registration.

        If you do participate in the exchange offer for the purpose of participating in the distribution of the exchange notes, you must comply with the registration and prospectus delivery requirements of the Securities Act of 1933 for any resale transaction. Each broker-dealer who holds outstanding notes for its own account due to market-making or other trading activities and who receives exchange notes for its own account must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. If any outstanding notes are not tendered in the exchange or are tendered but not accepted, the trading market for those outstanding notes could be negatively affected due to the limited number of outstanding notes expected to remain outstanding following the completion of the exchange offer.

Not all subsidiaries are guarantors, so the assets of the non-guarantor subsidiaries may not be available to make payments on the notes.

        Our present and future foreign subsidiaries will not be guarantors of the notes unless those entities guarantee senior debt of Georgia Gulf or incur indebtedness under the senior credit facility. Our present and future domestic subsidiaries that guarantee indebtedness under the senior credit facility will guarantee the notes. Domestic subsidiaries that engage only in the business of financing accounts receivable will not be guarantors of the notes. Payments on the notes are only required to be made by Georgia Gulf and the subsidiary guarantors. As a result, no payments are required to be made from assets of subsidiaries that do not guarantee the notes unless those assets are transferred by dividend or otherwise to Georgia Gulf or a subsidiary guarantor.

        In the event of a bankruptcy, liquidation or reorganization of any of the non-guarantor subsidiaries, holders of their indebtedness, including their trade creditors, would generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to Georgia Gulf. As a result, the notes are effectively subordinated to the indebtedness of the non-guarantor subsidiaries.

Federal and state statutes allow courts, under specific circumstances, to void the guarantees of the notes.

        The issuance of the guarantees of the notes may be subject to review under U.S. federal bankruptcy law and comparable provisions of state fraudulent conveyance laws if a bankruptcy or reorganization case or lawsuit is commenced by or on behalf of a subsidiary guarantor's unpaid creditors. Under these laws, if a court were to find in such a bankruptcy or reorganization case or lawsuit that, at the time the subsidiary guarantor issued the guarantee of the notes:

  •
  it issued the guarantee to delay, hinder or defraud present or future creditors; or

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  it received less than reasonably equivalent value or fair consideration for issuing the guarantee; and

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  it was insolvent or rendered insolvent by reason of issuing the guarantee, and the application of the proceeds of the guarantee; or it was engaged, or about to engage, in a business or transaction for which its remaining unencumbered assets constituted unreasonably small capital to carry on its business; or it intended to incur, or believed that it would incur, debts beyond its ability to pay as they mature; or it was a defendant in an action for money damages, or had a judgment for money damages docketed against it if, in either case, after final judgment, the judgment is unsatisfied;

then the court could void the obligations under the guarantees of the notes, subordinate the guarantees of the notes to that subsidiary guarantor's other debt or take other action detrimental to holders of the guarantees of the notes.

        The measures of insolvency for purposes of fraudulent transfer laws vary depending upon the law of the jurisdiction that is being applied in any proceeding to determine whether a fraudulent transfer had occurred. Generally, however, a person would be considered insolvent if, at the time it incurred the debt:

  •
  the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

  •
  it could not pay its debts as they become due.

        We cannot be sure as to the standard that a court would use to determine whether or not the subsidiary guarantor was solvent at the relevant time, or, regardless of the standard that the court uses, that the issuance of the guarantee of the notes would not be voided or the guarantee of the notes would not be subordinated to that subsidiary guarantor's other debt. If such a case were to occur, any guarantee of the notes incurred by one of the subsidiary guarantors could also be subject to the claim that, since the guarantee was incurred for Georgia Gulf's benefit, and only indirectly for the benefit of the subsidiary guarantor, the obligations of the applicable guarantor were incurred for less than fair consideration. A court could thus void the obligations under the guarantee, subordinate the guarantee to the applicable guarantor's other debt or take other action detrimental to holders of the notes.

Risks Relating to Arthur Andersen LLP's Lack of Consent.

        Arthur Andersen LLP was our independent auditor for our consolidated financial statements for the year ended December 31, 2001. Representatives of Arthur Andersen LLP are not available to provide the consent required for the inclusion of their report on those audited consolidated financial statements incorporated by reference into the registration statement relating to this exchange offer. In accordance with current Securities and Exchange Commission rules, we expect to dispense with the requirement to file their consent in reliance upon Rule 437a of the Securities Act of 1933. Because Arthur Andersen LLP will not consent to the inclusion of their report in the registration statement relating to this exchange offer, you will not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act for any false or misleading statements of a material fact contained in the consolidated financial statements audited by Arthur Andersen LLP that are incorporated by reference or any omissions to state a material fact required to be stated herein. An investor's ability to seek potential recoveries from Arthur Andersen LLP related to any claims that an investor may assert as a result of the work performed by Arthur Andersen LLP may be limited significantly by the lack of Arthur Andersen LLP's consent and the absence of assets of Arthur Andersen LLP that are or may be available to satisfy any claims.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        The information in and incorporated by reference into this prospectus includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to, among other things, our outlook for future periods, supply and demand, pricing trends and market forces within the chemical industry, cost reduction strategies and their results, planned capital expenditures, long-term objectives of management and other statements of expectations concerning matters that are not historical facts.

        Predictions of future results contain a measure of uncertainty. Actual results could differ materially due to various factors. Factors that could change forward-looking statements are, among others, changes in the general economy, changes in demand for our products or increases in overall industry capacity that could affect production volumes or pricing, changes or cyclicality in the industries to which our products are sold, availability and pricing of raw materials, technological changes affecting production, difficulty in plant operations and product transportation, governmental and environmental regulations and other unforeseen circumstances. A number of these factors are discussed in this prospectus and in our other periodic filings with the Securities and Exchange Commission. In addition to the disclosure contained in this prospectus, you should carefully review risks and uncertainties contained in the documents that we file from time to time with the Commission.

USE OF PROCEEDS

        We will not receive any cash proceeds from the issuance of the exchange notes. Because we are exchanging the exchange notes for the outstanding notes, which have substantially identical terms, the issuance of the exchange notes will not result in any increase in our indebtedness.

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

        On December 3, 2003, Georgia Gulf sold $100,000,000 in principal amount at maturity of the outstanding notes in a private placement through the placement agents to a limited number of "Qualified Institutional Buyers," as defined under the Securities Act of 1933, and to persons outside the United States. In connection with the sale of the outstanding notes, Georgia Gulf, the subsidiary guarantors and the placement agents entered into a registration rights agreement, dated as of December 3, 2003. Under that agreement, we must, among other things, use our best efforts to file with the Commission a registration statement under the Securities Act of 1933 covering the exchange offer and to cause that registration statement to become effective under that act. Upon the effectiveness of that registration statement, we must also offer each holder of the outstanding notes the opportunity to exchange its securities for an equal principal amount at maturity of exchange notes. You are a holder with respect to the exchange offer if you are (1) a person in whose name any outstanding notes are registered on Georgia Gulf's books or (2) any other person who has obtained a properly completed assignment of outstanding notes from the registered holder.

        We are making the exchange offer to comply with our obligations under the registration rights agreement. A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

        In order to participate in the exchange offer, you must represent to Georgia Gulf, among other things, that:

  •
  the exchange notes being acquired in the exchange offer are being obtained in the ordinary course of business of the person receiving the exchange notes;

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  neither you nor any other person is engaging in or intends to engage in a distribution of those exchange notes;

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  neither you nor any other person has an arrangement or understanding with any third person to participate in the distribution of the exchange notes; and

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  neither you nor any other person is an affiliate of Georgia Gulf. An affiliate is any person who "controls or is controlled by or is under common control with" Georgia Gulf.

Resale of the Exchange Notes

        Based on a previous interpretation by the Staff of the Commission set forth in no-action letters issued to third parties, including Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley & Co. Incorporated (available June 5, 1991), Mary Kay Cosmetics, Inc. (available June 5, 1991), Warnaco, Inc. (available October 11, 1991), and K-III Communications Corp. (available May 14, 1993), we believe that the exchange notes issued in the exchange offer may be offered for resale, resold, and otherwise transferred by you, except if you are an affiliate of Georgia Gulf, without compliance with the registration and prospectus delivery provisions of the Securities Act of 1933 if the representations described in "—Purpose and Effect of the Exchange Offer" apply to you.

        If you tender in the exchange offer with the intention of participating in a distribution of the exchange notes, you cannot rely on the interpretation by the Staff of the Commission as set forth in the Morgan Stanley & Co. Incorporated no-action letter and other similar letters, and you must comply with the registration and prospectus delivery requirements of the Securities Act of 1933 in connection with a secondary resale transaction. In the event that our belief regarding resale is inaccurate, if you transfer exchange notes in violation of the prospectus delivery provisions of the Securities Act of 1933 and without an exemption from registration under the federal securities laws, you may incur liability under these laws. Neither we nor the exchange agent assume or indemnify you against this liability.

        The exchange offer is not being made to, nor will we accept surrenders for exchange from, holders of outstanding notes in any jurisdiction in which the exchange offer or the acceptance of the exchange offer would not be in compliance with the securities or blue sky laws of the particular jurisdiction. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where the outstanding notes were acquired by that broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. See "Plan of Distribution." In order to facilitate the disposition of exchange notes by broker-dealers participating in the exchange offer, we have agreed, subject to specific conditions, to make this prospectus, as it may be amended or supplemented from time to time, available for delivery by those broker-dealers to satisfy their prospectus delivery obligations under the Securities Act of 1933 for a period of 90 days after the expiration date of the exchange offer.

Terms of the Exchange Offer

        Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, Georgia Gulf will accept any and all outstanding notes validly tendered and not withdrawn before 5:00 p.m., New York City time, on the day the exchange offer expires.

        As of the date of this prospectus, $100,000,000 in principal amount at maturity of the notes are outstanding. This prospectus and the letter of transmittal are being sent to all registered holders of the outstanding notes on this date. There will be no fixed record date for determining registered holders of the outstanding notes entitled to participate in the exchange offer; however, holders of the outstanding notes must tender their certificates or cause their outstanding notes to be tendered by book-entry transfer before the expiration date of the exchange offer to participate.

        The form and terms of the exchange notes will be the same as the form and terms of the outstanding notes, except that the exchange notes will be registered under the Securities Act of 1933 and therefore will not bear legends restricting their transfer. Following consummation of the exchange offer, all rights under the registration rights agreement accorded to holders of outstanding notes, including the right to receive additional incremental interest on the outstanding notes, to the extent and in the circumstances specified in the registration rights agreement, will terminate.

        We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement and applicable federal securities laws. Outstanding notes that are not tendered for exchange in the exchange offer will remain outstanding and will be entitled to the rights set forth in the related indenture. Any outstanding notes not tendered for exchange will not retain any rights under the registration rights agreement and will remain subject to transfer restrictions. See "—Consequences of Failure to Exchange."

        We will be deemed to have accepted validly tendered outstanding notes when, as and if we will have given oral or written notice of our acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from Georgia Gulf. If any tendered outstanding notes are not accepted for exchange because of an invalid tender, the occurrence of other events set forth in this prospectus, or otherwise, certificates for any unaccepted outstanding notes will be returned, or, in the case of outstanding notes tendered by book-entry transfer, those unaccepted outstanding notes will be credited to an account maintained with The Depository Trust Company, without expense to the tendering holder of those outstanding notes, as promptly as practicable after the expiration date of the exchange offer. See "—Procedures for Tendering."

        Holders who tender outstanding notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange pursuant to the exchange offer. We will pay all charges and expenses, other than applicable taxes described below, in connection with the exchange offer. See "—Fees and Expenses."

Expiration Date; Extensions; Amendments

        The expiration date is 5:00 p.m., New York City time on                        , 2004, unless we, in our sole discretion, extend the exchange offer, in which case the expiration date will be the latest date and time to which the exchange offer is extended. We may, in our sole discretion, extend the expiration date of, or terminate, the exchange offer.

        To extend the exchange offer, we must notify the exchange agent by oral or written notice before 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date and make a public announcement of the extension.

        We reserve the right:

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  to delay accepting any outstanding notes, to extend the exchange offer, or to terminate the exchange offer if any of the conditions set forth below under "—Conditions" are not satisfied by giving oral or written notice of the delay, extension, or termination to the exchange agent; or

  •
  to amend the terms of the exchange offer in any manner consistent with the registration rights agreement.

        Any delay in acceptances, extension, termination, or amendment will be followed as promptly as practicable by oral or written notice of the delay to the registered holders of the outstanding notes. If we amend the exchange offer in a manner that constitutes a material change, we will promptly disclose the amendment by means of a prospectus supplement that will be distributed to the registered holders of the outstanding notes, and we will extend the exchange offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to the registered holders of the outstanding notes, if the exchange offer would otherwise expire during this period.

        Without limiting the manner in which we may choose to make a public announcement of any delay, extension, amendment, or termination of the exchange offer, we will have no obligation to publish, advertise, or otherwise communicate that public announcement, other than by making a timely release to an appropriate news agency.

        Upon satisfaction or waiver of all the conditions to the exchange offer, we will accept, promptly after the expiration date of the exchange offer, all outstanding notes properly tendered and will issue the exchange notes promptly after acceptance of the outstanding notes. See "—Conditions" below. For purposes of the exchange offer, we will be deemed to have accepted properly tendered outstanding notes for exchange when, as and if we will have given oral or written notice of our acceptance to the exchange agent.

        In all cases, issuance of the exchange notes for outstanding notes that are accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of certificates for those outstanding notes or a timely confirmation of book-entry transfer of the outstanding notes into the exchange agent's account at The Depository Trust Company, a properly completed and duly executed letter of transmittal, and all other required documents; provided, however, that we reserve the absolute right to waive any defects or irregularities in the tender of outstanding notes or in the satisfaction of conditions of the exchange offer by holders of the outstanding notes. If any tendered outstanding notes are not accepted for any reason set forth in the terms and conditions of the exchange offer, if the holder withdraws previously tendered outstanding notes, or if outstanding notes are submitted for a greater principal amount of outstanding notes than the holder desires to exchange, then the unaccepted, withdrawn or portion of non-exchanged outstanding notes, as appropriate, will be returned as promptly as practicable after the expiration or termination of the exchange offer, or, in the case of outstanding notes tendered by book-entry transfer, those unaccepted, withdrawn or portion of non-exchanged outstanding notes, as appropriate, will be credited to an account maintained with The Depository Trust Company, without expense to the tendering holder of those notes.

Conditions

        Without regard to other terms of the exchange offer, we will not be required to exchange any exchange notes for any outstanding notes and may terminate the exchange offer before the acceptance of any outstanding notes for exchange, if:

  •
  any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer which, in our reasonable judgment, might materially impair our ability to proceed with the exchange offer;

  •
  the Staff of the Commission proposes, adopts or enacts any law, statute, rule or regulation or issues any interpretation of any existing law, statute, rule or regulation, which, in our reasonable judgment, might materially impair our ability to proceed with the exchange offer; or

  •
  any governmental approval or approval by holders of the outstanding notes has not been obtained, which approval we, in our reasonable judgment, deem necessary for the consummation of the exchange offer.

        If we determine that any of these conditions are not satisfied, we may:

  •
  refuse to accept any outstanding notes and return all tendered outstanding notes to the tendering holders, or, in the case of outstanding notes tendered by book-entry transfer, credit those outstanding notes to an account maintained with The Depository Trust Company;

  •
  extend the exchange offer and retain all outstanding notes tendered before the expiration of the exchange offer, subject to the rights of holders who tendered the outstanding notes to withdraw their tendered outstanding notes; or

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  waive unsatisfied conditions with respect to the exchange offer and accept all properly tendered outstanding notes that have not been withdrawn. If the waiver constitutes a material change to the exchange offer, we will promptly disclose the waiver by means of a prospectus supplement that will be distributed to the registered holders of the outstanding notes, and we will extend the exchange offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders of the outstanding notes, if the exchange offer would otherwise expire during this period.

Procedures for Tendering

        To tender in the exchange offer, you must complete, sign and date an original or facsimile letter of transmittal, have the signatures on the letter of transmittal guaranteed if required by the letter of transmittal, and mail or otherwise deliver the letter of transmittal to the exchange agent before the expiration date of the exchange offer. In addition:

  •
  certificates for the outstanding notes must be received by the exchange agent, along with the letter of transmittal;

  •
  a timely confirmation of transfer by book-entry of those outstanding notes, if the book-entry procedure is available, into the exchange agent's account at The Depository Trust Company, as set forth in the procedure for book-entry transfer described below, must be received by the exchange agent before the expiration date of the exchange offer; or

  •
  you must comply with the guaranteed delivery procedures described below.

        To be tendered effectively, the exchange agent must receive the letter of transmittal and other required documents at the address set forth below under "—Exchange Agent" before the expiration of the exchange offer.

        If you tender your outstanding notes and do not withdraw them before the expiration date of the exchange offer, you will be deemed to have an agreement with Georgia Gulf in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

        The method of delivery of outstanding notes, the letter of transmittal, and all other required documents to the exchange agent is at your risk. Instead of delivery by mail, it is recommended that you use an overnight or hand delivery service, properly insured. In all cases, sufficient time should be allowed to assure delivery to the exchange agent before the expiration date of the exchange offer. No letter of transmittal or outstanding notes should be sent to Georgia Gulf. You may request your respective brokers, dealers, commercial banks, trust companies, or nominees to effect the above transactions for you.

        Any beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company, or other nominee and who wishes to tender its outstanding notes should contact the registered holder promptly and instruct that registered holder to tender the outstanding notes on the beneficial owner's behalf. If the beneficial owner wishes to tender its outstanding notes on the owner's own behalf, that owner must, before completing and executing the letter of transmittal and delivering its outstanding notes, either make appropriate arrangements to register ownership of the outstanding notes in that owner's name or obtain a properly completed assignment from the registered holder. The transfer of registered ownership of outstanding notes may take considerable time.

        Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an eligible institution unless the outstanding notes tendered pursuant to that letter are tendered:

  •
  by a registered holder who has not completed the box entitled "Special Payment Instructions" or "Special Delivery Instructions" on the letter of transmittal, or

  •
  for the account of an eligible institution.

        In the event that signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, each of the following is deemed an eligible institution:

  •
  a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc.;

  •
  a commercial bank;

  •
  a trust company having an office or correspondent in the United States; or

  •
  an eligible guarantor institution as provided by Rule 17Ad-15 of the Securities Exchange Act of 1934.

        If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes, the outstanding notes must be endorsed or accompanied by a properly completed bond power, signed by the registered holder as his, her or its name appears on the outstanding notes.

        If trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity sign the letter of transmittal or any outstanding notes or bond power, those persons should so indicate when signing, and evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal, unless we waive that requirement.

        We will determine all questions as to the validity, form, eligibility, including time of receipt, acceptance of tendered outstanding notes, and withdrawal of tendered outstanding notes, in our sole discretion. All of these determinations by us will be final and binding. We reserve the absolute right to reject any and all outstanding notes not properly tendered or any outstanding notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular outstanding notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of outstanding notes must be cured within the time we determine. Although we intend to notify holders of outstanding notes of defects or irregularities with respect to tenders of outstanding notes, neither we nor the exchange agent, or any other person, will incur any liability for failure to give this notification. Tenders of outstanding notes will not be deemed to have been made until defects or irregularities have been cured or waived. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders of outstanding notes, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date of the exchange offer.

        In addition, we reserve the right, in our sole discretion, to purchase or make offers for any outstanding notes that remain outstanding after the expiration date of the exchange offer or, as set forth above under "—Conditions," to terminate the exchange offer and, to the extent permitted by applicable law and the terms of our agreements relating to our outstanding indebtedness, purchase outstanding notes in the open market, in privately negotiated transactions, or otherwise. The terms of any purchases or offers could differ from the terms of the exchange offer.

        If the holder of outstanding notes is a broker-dealer participating in the exchange offer that will receive exchange notes for its own account in exchange for outstanding notes that were acquired as a result of market-making activities or other trading activities, that broker-dealer will be required to acknowledge in the letter of transmittal that it will deliver a prospectus in connection with any resale of the exchange notes and otherwise agree to comply with the procedures described above under "—Resale of the Exchange Notes"; however, by so acknowledging and delivering a prospectus, that broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933.

        In all cases, issuance of exchange notes pursuant to the exchange offer will be made only after timely receipt by the exchange agent of certificates for the outstanding notes or a timely confirmation of book-entry transfer of outstanding notes into the exchange agent's account at The Depository Trust Company, a properly completed and duly executed letter of transmittal, and all other required documents. If any tendered outstanding notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if outstanding notes are submitted for a greater principal amount of outstanding notes than the holder of outstanding notes desires to exchange, the unaccepted or portion of non-exchanged outstanding notes will be returned as promptly as practicable after the expiration or termination of the exchange offer, or, in the case of outstanding notes tendered by book-entry transfer into the exchange agent's account at The Depository Trust Company pursuant to the book-entry transfer procedures described below, the unaccepted or portion of non-exchanged outstanding notes will be credited to an account maintained with The Depository Trust Company, without expense to the tendering holder of outstanding notes.

Book Entry Transfer

        The exchange agent will make a request to establish an account with respect to the outstanding notes at The Depository Trust Company for the purposes of the exchange offer within two business days after the date of this prospectus, and any financial institution that is a participant in The Depository Trust Company's systems may make book-entry delivery of outstanding notes by causing

The Depository Trust Company to transfer the outstanding notes into the exchange agent's account at The Depository Trust Company in accordance with The Depository Trust Company's procedures for transfer. However, although delivery of outstanding notes may be effected through book-entry transfer at The Depository Trust Company, the letter of transmittal or facsimile of the letter, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the exchange agent at the address set forth below under "—Exchange Agent" on or before the expiration date of the exchange offer, unless the holder complies with the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

        Holders who wish to tender their outstanding notes and (1) whose outstanding notes are not immediately available or (2) who cannot deliver their outstanding notes, the letter of transmittal, or any other required documents to the exchange agent before the expiration date, may effect a tender if:

  •
  the tender is made through an eligible institution;

  •
  before the expiration date of the exchange offer, the exchange agent receives from the eligible institution a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission, mail or hand delivery, setting forth the name and address of the holder, the certificate number(s) of the outstanding notes and the principal amount of outstanding notes tendered and stating that the tender is being made by that notice and guaranteeing that, within three New York Stock Exchange trading days after the expiration date of the exchange offer, the letter of transmittal, together with the certificate(s) representing the outstanding notes in proper form for transfer or a confirmation of book-entry transfer, as the case may be, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

  •
  the exchange agent receives the properly completed and executed letter of transmittal, as well as the certificate(s) representing all tendered outstanding notes in proper form for transfer and other documents required by the letter of transmittal within three New York Stock Exchange trading days after the expiration date of the exchange offer.

        Upon request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their outstanding notes according to the guaranteed delivery procedures set forth above.

Withdrawal of Tenders

        Except as otherwise provided, tenders of outstanding notes may be withdrawn at any time before 5:00 p.m., New York City time, on the expiration date of the exchange offer.

        To withdraw a tender of outstanding notes in the exchange offer, a written or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth in this prospectus before 5:00 p.m., New York City time, on the expiration date of the exchange offer. This notice of withdrawal must:

  •
  specify the name of the person having deposited the outstanding notes to be withdrawn;

  •
  identify the outstanding notes to be withdrawn;

  •
  be signed by the holder in the same manner as the original signature on the letter of transmittal by which the outstanding notes were tendered or be accompanied by documents of transfer sufficient to have the exchange agent register the transfer of the outstanding notes in the name of the person withdrawing the tender; and

  •
  specify the name in which any outstanding notes are to be registered, if different from that of the person who deposited the outstanding notes to be withdrawn.

        We will determine all questions as to the validity, form, and eligibility of the notices, which determination will be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer, and no exchange notes will be issued with respect to those outstanding notes unless the outstanding notes so withdrawn are validly re-tendered.

        Any outstanding notes that have been tendered but that are not accepted for payment will be returned to the holder of those outstanding notes, or in the case of outstanding notes tendered by book-entry transfer, will be credited to an account maintained with The Depository Trust Company, without cost to the holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding notes may be re-tendered by following one of the procedures described above under "—Procedures for Tendering" at any time before the expiration date of the exchange offer.

Termination of Registration Rights

        All rights given to holders of outstanding notes under the registration rights agreement will terminate upon the consummation of the exchange offer, except with respect to our duty:

  •
  to keep the registration statement effective until the closing of the exchange offer and for a period not to exceed 90 days after the expiration date of the exchange offer, and

  •
  to provide copies of the latest version of this prospectus to any broker-dealer that requests copies of this prospectus for use in connection with any resale by that broker-dealer of exchange notes received for its own account in the exchange offer in exchange for outstanding notes acquired for its own account as a result of market-making or other trading activities, subject to the conditions described above under "—Resale of the Exchange Notes."

Exchange Agent

        SunTrust Bank has been appointed exchange agent for the exchange offer. Questions and requests for assistance, requests for additional copies of this prospectus or the letter of transmittal, and requests for copies of the notice of guaranteed delivery with respect to the outstanding notes, should be addressed to the exchange agent as follows:

By Hand or Overnight Courier: SunTrust Bank 25 Park Place 24th Floor Atlanta, Georgia 30303	By Registered or Certified Mail: SunTrust Bank 25 Park Place 24th Floor Atlanta, Georgia 30303
By Telephone (to confirm receipt of facsimile): (404) 588-7296
By Facsimile (for eligible institutions only): (404) 588-7335

        The exchange agent makes no representation or warranty as to the validity or sufficiency of the information contained in this prospectus, except for such information which specifically relates to the exchange agent itself, or any information incorporated herein by reference.

Fees and Expenses

        We will pay the expenses of soliciting tenders in connection with the exchange offer. The principal solicitation is being made by mail; however, additional solicitation may be made by telecopier, telephone, or in person by officers and regular employees of Georgia Gulf and its affiliates.

        We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket expenses in connection with the exchange offer, including the reasonable fees and expenses of its counsel.

        We estimate that our cash expenses in connection with the exchange offer will be approximately $125,000. These expenses include registration fees, fees and expenses of the exchange agent, accounting and legal fees, and printing costs, among others.

        We will pay all transfer taxes, if any, applicable to the exchange of the outstanding notes for exchange notes. The tendering holder of outstanding notes, however, will pay applicable taxes if certificates representing outstanding notes not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of outstanding notes tendered, or:

  •
  if tendered, the certificates representing outstanding notes are registered in the name of any person other than the person signing the letter of transmittal, or

  •
  if a transfer tax is imposed for any reason other than the exchange of the outstanding notes in the exchange offer.

        If satisfactory evidence of payment of the transfer taxes or exemption from payment of transfer taxes is not submitted with the letter of transmittal, the amount of the transfer taxes will be billed directly to the tendering holder and the exchange notes need not be delivered until the transfer taxes are paid.

Consequences of Failure to Exchange

        Participation in the exchange offer is voluntary. Holders of the outstanding notes are urged to consult their financial and tax advisors in making their own decisions on what action to take.

        Outstanding notes that are not exchanged for the exchange notes in the exchange offer will not retain any rights under the registration rights agreement and will remain restricted securities for purposes of the federal securities laws. Accordingly, the outstanding notes may not be offered, sold, pledged, or otherwise transferred except:

  •
  to Georgia Gulf or any of its subsidiaries;

  •
  under an effective registration statement under the Securities Act of 1933;

  •
  to a "Qualified Institutional Buyer," within the meaning of Rule 144A under the Securities Act of 1933, purchasing for its own account or for the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A;

  •
  in a sale outside the United States within the meaning of Regulation S under the Securities Act of 1933;

  •
  to "Institutional Accredited Investors" purchasing a minimum principal amount of the notes of $250,000 in a transaction exempt from the registration requirements of the Securities Act of 1933; or

  •
  pursuant to another available exemption from registration under the Securities Act of 1933;

and in each case, in accordance with all other applicable securities laws.

Accounting Treatment

        For accounting purposes, we will recognize no gain or loss as a result of the exchange offer. The exchange notes will be recorded at the same carrying value as the outstanding notes, as reflected in our accounting records on the date of the exchange. The expenses of the exchange offer will be amortized over the remaining term of the exchange notes.

DESCRIPTION OF NOTES

        The outstanding notes were, and the exchange notes will be, issued under the indenture dated as of December 3, 2003 between Georgia Gulf Corporation, as issuer, the subsidiary guarantors and SunTrust Bank, as trustee. We may issue an unlimited principal amount of additional notes having identical terms and conditions as the notes we have issued. We refer to these additional notes together with the initial notes as the "notes." We will only be permitted to issue such additional notes if at the time of such issuance, we are in compliance with the covenants contained in the indenture. Any additional notes will be part of the same issue as the outstanding notes and holders of additional notes will vote on all matters with the holders of the outstanding notes.

        The terms of the notes include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended. The indenture is unlimited in aggregate principal amount.

        This description of notes is intended to be a useful overview of the material provisions of the notes and the indenture. Since this description of notes is only a summary, you should refer to the indenture for a complete description of the obligations of Georgia Gulf and your rights.

        You will find the definitions of capitalized terms used in this description under the heading "Certain Definitions." For purposes of this description, references to "Georgia Gulf," "we," "our" and "us" refer only to Georgia Gulf Corporation and not to its subsidiaries.

General

  The Notes.

        The notes:

  •
  are general unsecured, senior obligations of Georgia Gulf;

  •
  are initially limited to an aggregate principal amount of $100.0 million, subject to our ability to issue additional notes under the indenture;

  •
  mature on December 15, 2013;

  •
  will be issued in denominations of $1,000 and integral multiples of $1,000;

  •
  will be represented by one or more registered notes in global form, but in certain circumstances may be represented by notes in definitive form. See "Book-Entry; Certificated Notes;"

  •
  rank equally in right of payment to any future senior Indebtedness of Georgia Gulf, without giving effect to collateral arrangements; and

  •
  are guaranteed on a senior basis by all of Georgia Gulf's current and future Restricted Subsidiaries that have guaranteed, and will in the future guarantee, Indebtedness under the Senior Credit Agreement; provided that, upon the release of a Guarantee by a Subsidiary Guarantor under the Senior Credit Agreement, such Subsidiary Guarantor will be deemed released from all of its obligations under the indenture and its Subsidiary Guarantee will terminate; provided, further, that in the event that any such Restricted Subsidiary thereafter guarantees any Indebtedness of Georgia Gulf under the Senior Credit Agreement (or if any released Guarantee under the Senior Credit Agreement is reinstated or renewed), then such Restricted Subsidiary will guarantee the notes on the terms and conditions set forth in the indenture. See "Subsidiary Guarantees."

  Interest.

        Interest on the notes will compound semi-annually and:

  •
  accrue at the rate of 7.125% per annum;

  •
  accrue from the date of issuance or, if interest has already been paid, from the most recent interest payment date;

  •
  be payable in cash semi-annually in arrears on June 15 and December 15, commencing on June 15, 2004;

  •
  be payable to the holders of record on the June 1 and December 1 immediately preceding the related interest payment dates; and

  •
  be computed on the basis of a 360-day year comprised of twelve 30-day months.

  Payments on the Notes; Paying Agent and Registrar.

        We will pay principal of, premium, if any, and interest on the notes at the office or agency designated by us in the Borough of Manhattan, The City of New York, except that we may, at our option, pay interest on the notes by check mailed to holders of the notes at their registered address as it appears in the note register. We have designated the corporate trust office of the trustee in New York, New York to act as our paying agent and registrar. We may, however, change the paying agent or registrar without prior notice to the holders of the notes, and Georgia Gulf or any of its Restricted Subsidiaries may act as paying agent or registrar.

        We will pay principal of, premium, if any, and interest on, notes in global form registered in the name of or held by The Depository Trust Company or its nominee in immediately available funds to The Depository Trust Company or its nominee, as the case may be, as the registered holder of such global note.

  Transfer and Exchange.

        A holder may transfer or exchange notes in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by Georgia Gulf, the trustee or the registrar for any registration of transfer or exchange of notes, but Georgia Gulf may require a holder to pay a sum sufficient to cover any transfer tax or other governmental taxes and fees required by law or permitted by the indenture. Georgia Gulf is not required to transfer or exchange any note selected for redemption. Also, Georgia Gulf is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

        The registered holder of a note will be treated as the owner of it for all purposes.

Optional Redemption

        Except as described below, the notes are not redeemable until December 15, 2008. On and after December 15, 2008, Georgia Gulf may redeem all or, from time to time, a portion of the outstanding principal amount of the notes upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as a percentage of principal amount) plus accrued and unpaid interest on the notes, if any, to (but excluding) the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on December 15 of the years indicated below:

Year	Percentage
2008	103.563%
2009	102.375%
2010	101.188%
2011 and thereafter	100.000%

        Before December 15, 2006, Georgia Gulf may on any one or more occasions redeem up to 35% of the original principal amount of the notes with the Net Cash Proceeds of one or more Equity Offerings at a redemption price of 107.125% of the principal amount of the notes, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that

  (1)
  at least 65% of the original principal amount of the notes remains outstanding after each such redemption; and

  (2)
  the redemption occurs within 60 days after the closing of such Equity Offering.

        If the optional redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the note is registered at the close of business, on such record date, and no additional interest will be payable to holders whose notes will be subject to redemption by Georgia Gulf.

        In the case of any partial redemption, selection of the notes for redemption will be made by the trustee in compliance with the requirements of the principal national securities exchange, if any, on which the notes are listed or, if the notes are not listed, then on a pro rata basis, by lot or by such other method as the trustee in its sole discretion then deems to be fair and appropriate, although no note of $1,000 in original principal amount or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption relating to such note will state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original note.

Ranking

        The notes will be general unsecured obligations of Georgia Gulf that rank senior in right of payment to all existing and future Indebtedness that is expressly subordinated in right of payment to the notes. The notes will rank equally in right of payment with all existing and future liabilities of Georgia Gulf that are not so subordinated and will be effectively subordinated to all of our secured Indebtedness and liabilities of our Subsidiaries that do not guarantee the notes. In the event of bankruptcy, liquidation, reorganization or other winding up of Georgia Gulf or its Subsidiary Guarantors or upon a default in payment with respect to, or the acceleration of, any Indebtedness under the Senior Credit Agreement or other secured Indebtedness, the assets of Georgia Gulf and its Subsidiary Guarantors that secure secured Indebtedness will be available to pay obligations on the notes and the Subsidiary Guarantees only after all Indebtedness under such Senior Credit Agreement and other secured Indebtedness has been repaid in full from such assets. In such event, there may not be sufficient assets remaining to pay amounts due on any or all the notes and the Subsidiary Guarantees then outstanding.

        As of March 31, 2004, outstanding Indebtedness of Georgia Gulf and the Subsidiary Guarantors was $427.5 million, $327.5 of which was secured.

Subsidiary Guarantees

        The notes will be guaranteed by each of Georgia Gulf's current and future Restricted Subsidiaries that have guaranteed, and will in the future guarantee, Indebtedness under Georgia Gulf's Senior Credit Agreement. The Subsidiary Guarantors will, jointly and severally, unconditionally guarantee on a senior basis Georgia Gulf's obligations under the notes and all obligations under the indenture. The obligations of Subsidiary Guarantors under the Subsidiary Guarantees will rank equally in right of payment with other Indebtedness of such Subsidiary Guarantor, except to the extent such other Indebtedness is expressly subordinate to the obligations arising under the Subsidiary Guarantee. The obligations of Subsidiary Guarantors under the Subsidiary Guarantees will be subordinated to the prior payment in full of all secured Indebtedness of the Subsidiary Guarantors.

        Although the indenture will limit the amount of Indebtedness that Restricted Subsidiaries may Incur, such Indebtedness may be substantial.

        The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee will be limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

        In the event a Subsidiary Guarantor is sold or disposed of (whether by merger, consolidation, the sale of its Capital Stock or the sale of all or substantially all of its assets (other than by lease)) and whether or not the Subsidiary Guarantor is the surviving corporation in such transaction to a Person which is not Georgia Gulf or a Restricted Subsidiary of Georgia Gulf (other than a Receivables Entity), such Subsidiary Guarantor will be released from its obligations under its Subsidiary Guarantee if the sale or other disposition is in compliance with the indenture, including the covenants "—Limitation on Sales of Assets and Subsidiary Stock" and "—Limitation on Sales of Capital Stock of Restricted Subsidiaries."

        A Subsidiary Guarantor will be released from its obligations under the indenture upon the release of a Guarantee by such Subsidiary Guarantor under the Senior Credit Agreement; provided, however, that in the event that any such Subsidiary Guarantor thereafter guarantees any Indebtedness of Georgia Gulf under the Senior Credit Agreement (or if any released Guarantee under the Senior Credit Agreement is reinstated or renewed), then such Subsidiary Guarantor will guarantee the notes on the terms and conditions as set forth in the indenture.

        In addition, a Subsidiary Guarantor will be released from its obligations under the indenture and its Subsidiary Guarantee if Georgia Gulf designates such Subsidiary as an Unrestricted Subsidiary and such designation complies with the other applicable provisions of the indenture.

Change Of Control

        If a Change of Control occurs, each holder will have the right to require Georgia Gulf to repurchase all or any part (in integral multiples of $1,000) of such holder's notes at a purchase price in cash equal to 101% of the principal amount of the notes plus accrued and unpaid interest, if any, to (but excluding) the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

        Within 30 days following any Change of Control, Georgia Gulf will mail a notice (the "Change of Control Offer") to each holder, with a copy to the trustee, stating:

  (1)
  that a Change of Control has occurred and that such holder has the right to require Georgia Gulf to purchase its notes at a purchase price in cash equal to 101% of the principal amount of the notes plus accrued and unpaid interest, if any, to (but excluding) the date of purchase (subject to the right of holders of record on a record date to receive interest on the relevant interest payment date) (the "Change of Control Payment");

  (2)
  the repurchase date, which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"); and

  (3)
  the procedures determined by Georgia Gulf, consistent with the indenture, that a holder must follow in order to have its notes repurchased.

        On the Change of Control Payment Date, Georgia Gulf will, to the extent lawful:

  (1)
  accept for payment all notes or portions of notes in integral multiples of $1,000 properly tendered under the Change of Control Offer;

  (2)
  deposit with the paying agent an amount equal to the aggregate Change of Control Payment in respect of all notes or portions of notes so tendered; and

  (3)
  deliver or cause to be delivered to the trustee the notes so accepted, together with an Officers' Certificate stating the aggregate principal amount of notes or portions of notes being purchased by Georgia Gulf.

        The paying agent will promptly mail to each holder of notes so tendered the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail, or cause to be transferred by book entry, to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each such new note will be in a principal amount of $1,000 or an integral multiple of $1,000.

        If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, accrued and unpaid interest, if any, will be paid to the Person in whose name a note is registered at the close of business on such record date, and no additional interest will be payable to holders who tender pursuant to the Change of Control Offer.

        The Change of Control provisions described above will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders to require that Georgia Gulf repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

        Prior to mailing a Change of Control Offer, and as a condition to such mailing (i) Georgia Gulf will repay all outstanding Indebtedness issued under an indenture or other agreement that may be violated by a payment to the holders of notes under a Change of Control Offer, or Georgia Gulf must offer to repay all such Indebtedness, and make payment to the holders of such Indebtedness that accept such offer, and obtain waivers of any event of default from the remaining holders of such Indebtedness or (ii) the requisite holders of each issue of Indebtedness issued under an indenture or other agreement that may be violated by a payment to the holders of notes under a Change of Control Offer shall have consented to such Change of Control Offer being made and waived any event of default caused by such payment. Georgia Gulf covenants to effect such repayment or obtain such consent and waiver within 30 days following any Change of Control, it being a default of the Change of Control provisions of the indenture if Georgia Gulf fails to comply with such covenant.

        Georgia Gulf will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by Georgia Gulf and purchases all notes validly tendered and not withdrawn under such Change of Control Offer.

        Georgia Gulf will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of the indenture, Georgia Gulf will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described in the indenture by virtue of the conflict.

        Georgia Gulf's ability to repurchase notes pursuant to a Change of Control Offer may be limited by a number of factors. The occurrence of specified events that constitute a Change of Control would constitute a default under the Senior Credit Agreement. In addition, certain events that may constitute a change of control under the Senior Credit Agreement and cause a default under that agreement may not constitute a Change of Control under the indenture. Future Indebtedness of Georgia Gulf and its Subsidiaries may also contain prohibitions of certain events that would constitute a Change of Control or require such Indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the holders of their right to require Georgia Gulf to repurchase the notes could cause a default under such Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on Georgia Gulf. Finally, Georgia Gulf's ability to pay cash to the holders upon a repurchase may be limited by Georgia Gulf's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases.

        Even if sufficient funds were otherwise available, the terms of the Senior Credit Agreement will (and other Indebtedness may) prohibit Georgia Gulf's prepayment of notes before their scheduled maturity. Consequently, if Georgia Gulf is not able to prepay the Bank Indebtedness and any such other Indebtedness containing similar restrictions or obtain requisite consents, as described above, Georgia Gulf will be unable to fulfill its repurchase obligations if holders of notes exercise their repurchase rights following a Change of Control, resulting in a default under the indenture. A default under the indenture will result in a cross-default under the Senior Credit Agreement.

        The Change of Control provisions described above may deter certain mergers, tender offers and other takeover attempts involving Georgia Gulf by increasing the capital required to effectuate such transactions. The definition of "Change of Control" includes a disposition of all or substantially all of the property and assets of Georgia Gulf and its Restricted Subsidiaries, taken as a whole, to any Person. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of "all or substantially all" of the property or assets of a Person. As a result, it may be unclear as to whether a Change of Control has occurred and whether a holder of notes may require Georgia Gulf to make an offer to repurchase the notes as described above.

Certain Covenants

  Limitation on Indebtedness.

        Georgia Gulf will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (including Acquired Indebtedness); provided, however, that Georgia Gulf and the Subsidiary Guarantors may Incur Indebtedness if on the date of the Incurrence:

  (1)
  the Consolidated Coverage Ratio for Georgia Gulf and its Restricted Subsidiaries is at least 2.00 to 1.00; and

  (2)
  no Default or Event of Default has occurred or is continuing or would occur as a consequence of Incurring the Indebtedness.

        The first paragraph of this covenant will not prohibit the Incurrence of the following Indebtedness:

  (1)
  Indebtedness Incurred pursuant to the Senior Credit Agreement in an aggregate principal amount of up to $525.0 million less the aggregate principal amount of all principal repayments made with the proceeds of Asset Dispositions permanently reducing the commitments thereunder and Indebtedness Incurred pursuant to the Guarantees of Restricted Subsidiaries in respect of the Indebtedness Incurred pursuant to the Senior Credit Agreement; provided that repayments made with the proceeds of Asset Dispositions shall not reduce the amount permitted to be Incurred under this clause (1) to an aggregate principal amount less than $175.0 million;

  (2)
  Indebtedness of Georgia Gulf owing to and held by any Restricted Subsidiary (other than a Receivables Entity) or Indebtedness of a Restricted Subsidiary owing to and held by Georgia Gulf or any other Restricted Subsidiary (other than a Receivables Entity); provided, however,

  (a)
  if Georgia Gulf is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the notes;

  (b)
  if a Subsidiary Guarantor is the obligor on such Indebtedness and Georgia Gulf or a Subsidiary Guarantor is not the obligee, such Indebtedness is subordinated in right of payment to the Subsidiary Guarantees of such Subsidiary Guarantor; and

  (c)
  (i)  any subsequent issuance or transfer of Capital Stock or any other event which results in any such Indebtedness being beneficially held by a Person other than Georgia Gulf or a Restricted Subsidiary (other than a Receivables Entity) of Georgia Gulf; and

  (ii)
  any sale or other transfer of any such Indebtedness to a Person other than Georgia Gulf or a Restricted Subsidiary (other than a Receivables Entity) of Georgia Gulf shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by Georgia Gulf or such Subsidiary, as the case may be.

  (3)
  Indebtedness represented by (a) the notes, the Subsidiary Guarantees and the exchange notes and exchange guarantees, (b) any Indebtedness (other than the Indebtedness described in clauses (1), (2), (5), (6), (7), (8) and (9)) outstanding on the Issue Date and (c) any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (3) or clause (4) or Incurred pursuant to the first paragraph of this covenant;

  (4)
  Indebtedness of a Restricted Subsidiary Incurred and outstanding on the date on which such Restricted Subsidiary was acquired by Georgia Gulf (other than Indebtedness Incurred (a) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by Georgia Gulf or (b) otherwise in connection with, or in contemplation of, such acquisition); provided, however, that at the time such Restricted Subsidiary is acquired by Georgia Gulf, Georgia Gulf would have been able to Incur $1.00 of additional Indebtedness pursuant to the first paragraph of this covenant after giving effect to the Incurrence of such Indebtedness pursuant to this clause (4);

  (5)
  Indebtedness under Commodity Agreements, Currency Agreements and Interest Rate Agreements; provided, that in the case of Currency Agreements and Interest Rate Agreements, such Currency Agreements and Interest Rate Agreements are entered into for bona fide hedging purposes of Georgia Gulf or its Restricted Subsidiaries (as determined in good faith by the Board of Directors or senior management of Georgia Gulf) and substantially correspond in terms of notional amount, duration, currencies and interest rates, as applicable, to Indebtedness of Georgia Gulf or its Restricted Subsidiaries Incurred without violation of the indenture, or in the case of Commodity Agreements, such Commodity Agreements are entered into for valid business purposes other than speculative purposes (as determined by Georgia Gulf's or such Restricted Subsidiary's principal financial officer in the exercise of his or her good faith business judgment);

  (6)
  the Subsidiary Guarantees and other Guarantees by the Subsidiary Guarantors of Indebtedness Incurred in accordance with the provisions of the indenture; provided that in the event such Indebtedness that is being Guaranteed is a Subordinated Obligation or a Guarantor Subordinated Obligation, then the related Guarantee shall be subordinated in right of payment to the Subsidiary Guarantee;

  (7)
  Indebtedness Incurred in respect of workers' compensation claims, self-insurance obligations, performance, surety and similar bonds and completion guarantees provided by Georgia Gulf in the ordinary course of business;

  (8)
  Indebtedness arising from agreements of Georgia Gulf or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred or assumed in connection with the disposition of any business, assets or Capital Stock of a Restricted Subsidiary, provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by Georgia Gulf and its Restricted Subsidiaries in connection with such disposition;

  (9)
  Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided, however, that such Indebtedness is extinguished within five Business Days of Incurrence; and

  (10)
  in addition to the items referred to in clauses (1) through (9) above, Indebtedness of Georgia Gulf and the Subsidiary Guarantors in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (10) and then outstanding, will not exceed $75.0 million at any time outstanding (it being understood that any Indebtedness Incurred under this clause (10) shall cease to be deemed Incurred or outstanding for purposes of this clause (10) but shall be deemed to be Incurred for purposes of the first paragraph of this covenant from and after the first date on which Georgia Gulf could have Incurred such Indebtedness under the first paragraph of this covenant without reliance on this clause (10).

        Georgia Gulf will not Incur any Indebtedness under the preceding paragraph if the proceeds thereof are used, directly or indirectly, to refinance any Subordinated Obligations of Georgia Gulf unless such Indebtedness will be subordinated to the notes to at least the same extent as such Subordinated Obligations. No Subsidiary Guarantor will Incur any indebtedness if the proceeds thereof are used, directly or indirectly, to refinance any Guarantor Subordinated Obligations of such Subsidiary Guarantor unless such Indebtedness will be subordinated to the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee to at least the same extent as such Guarantor Subordinated Obligations. No Restricted Subsidiary other than a Subsidiary Guarantor may Incur any Indebtedness if the proceeds are used to refinance Indebtedness of Georgia Gulf.

        For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this covenant:

  (1)
  in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in the first and second paragraphs of this covenant, Georgia Gulf, in its sole discretion, will classify such item of Indebtedness on the date of Incurrence and only be required to include the amount and type of such Indebtedness in one of such clauses;

  (2)
  all Indebtedness outstanding on the date of the indenture under the Senior Credit Agreement shall be deemed initially Incurred on the Issue Date under clause (1) of the second paragraph of this covenant and not the first paragraph or clause (4) of the second paragraph of this covenant;

  (3)
  Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included;

  (4)
  if obligations in respect of letters of credit are Incurred pursuant to the Senior Credit Agreement and are being treated as Incurred pursuant to clause (1) of the second paragraph above and the letters of credit relate to other Indebtedness, then such other Indebtedness shall not be included;

  (5)
  the principal amount of any Disqualified Stock of Georgia Gulf or a Restricted Subsidiary, or Preferred Stock of a Restricted Subsidiary that is not a Subsidiary Guarantor, will be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof;

  (6)
  Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness; and

  (7)
  the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

        Accrual of interest, accrual of dividends, the accretion of accreted value, the payment of interest in the form of additional Indebtedness and the payment of dividends in the form of additional shares of Preferred Stock or Disqualified Stock will not be deemed to be an Incurrence of Indebtedness for purposes of this covenant. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof in the case of any Indebtedness issued with original issue discount and (ii) the principal amount or liquidation preference thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

        If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary as of such date (and, if such Indebtedness is not permitted to be Incurred as of such date under this "Limitation on Indebtedness" covenant, Georgia Gulf shall be in Default of this covenant).

        For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that Georgia Gulf may Incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

  Limitation on Restricted Payments.

        Georgia Gulf will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to:

  (1)
  declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving Georgia Gulf or any of its Restricted Subsidiaries) except:

  (a)
  dividends or distributions payable in Capital Stock of Georgia Gulf (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock of Georgia Gulf; and

  (b)
  dividends or distributions payable to Georgia Gulf or a Restricted Subsidiary (and if such Restricted Subsidiary is not a Wholly-Owned Subsidiary, to its other holders of common Capital Stock on a pro rata basis);

  (2)
  purchase, redeem, retire or otherwise acquire for value any Capital Stock of Georgia Gulf or any direct or indirect parent of Georgia Gulf held by Persons other than Georgia Gulf or a Restricted Subsidiary (other than in exchange for Capital Stock of Georgia Gulf (other than Disqualified Stock));

  (3)
  purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations or Guarantor Subordinated Obligations (other than the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations or Guarantor Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase, redemption, defeasance or other acquisition or retirement); or

  (4)
  make any Restricted Investment in any Person;

(any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Restricted Investment referred to in clauses (1) through (4) shall be referred to herein as a "Restricted Payment"), if at the time Georgia Gulf or such Restricted Subsidiary makes such Restricted Payment:

    (a)
    a Default shall have occurred and be continuing (or would result from the Restricted Payment); or

    (b)
    the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made subsequent to January 1, 2000 would exceed the sum of:

    (i)
    50% of Consolidated Net Income for the period (treated as one accounting period) from January 1, 2000 to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which financial statements are in existence (or, in case such Consolidated Net Income is a deficit, minus 100% of such deficit);

    (ii)
    100% of the aggregate Net Cash Proceeds received by Georgia Gulf from the issue or sale of its Capital Stock (other than Disqualified Stock) or other capital contributions subsequent to January 1, 2000 (other than Net Cash Proceeds received from an issuance or sale of such Capital Stock to a Subsidiary of Georgia Gulf or an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan, option plan or similar trust is financed by loans from or Guaranteed by Georgia Gulf or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination);

      (iii)
      the amount by which Indebtedness of Georgia Gulf or its Restricted Subsidiaries is reduced on Georgia Gulf's balance sheet upon the conversion or exchange (other than by a Subsidiary of Georgia Gulf) subsequent to January 1, 2000 of any Indebtedness of Georgia Gulf or its Restricted Subsidiaries convertible or exchangeable for Capital Stock (other than Disqualified Stock) of Georgia Gulf (less the amount of any cash, or the fair market value of any other property, distributed by Georgia Gulf upon such conversion or exchange); and

      (iv)
      the amount equal to the net reduction in Restricted Investments made by Georgia Gulf or any of its Restricted Subsidiaries in any Person resulting from:

      (A)
      repurchases or redemptions of such Restricted Investments by such Person, proceeds realized upon the sale of such Restricted Investment to an unaffiliated purchaser, repayments of loans or advances or other transfers of assets (including by way of dividend or distribution) by such Person to Georgia Gulf or any Restricted Subsidiary; or

      (B)
      the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investment") not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by Georgia Gulf or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount in each case under this clause (iv) was included in the calculation of the amount of Restricted Payments; provided, however, that no amount will be included under this clause (iv) to the extent it is already included in Consolidated Net Income.

        The provisions of the preceding paragraph will not prohibit:

  (1)
  any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Capital Stock, Disqualified Stock or Subordinated Obligations of Georgia Gulf or Guarantor Subordinated Obligations of any Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of Georgia Gulf (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or Guaranteed by Georgia Gulf or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination); provided, however, that (a) such purchase, repurchase, redemption, defeasance, acquisition or retirement will be excluded in subsequent calculations of the amount of Restricted Payments and (b) the Net Cash Proceeds from such sale of Capital Stock will be excluded from clause (b)(ii) of the preceding paragraph;

  (2)
  any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations of Georgia Gulf made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of Georgia Gulf that qualifies as Refinancing Indebtedness; provided, however, that such purchase, repurchase, redemption, defeasance, acquisition or retirement will be excluded in subsequent calculations of the amount of Restricted Payments;

  (3)
  so long as no Default or Event of Default has occurred and is continuing, any purchase or redemption of Subordinated Obligations or Guarantor Subordinated Obligations of a Subsidiary Guarantor from Net Available Cash to the extent permitted under "—Limitation on Sales of Assets and Subsidiary Stock" below; provided, however, that such purchase or redemption will be excluded in subsequent calculations of the amount of Restricted Payments;

  (4)
  dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with this provision; provided, however, that such dividends will be included in subsequent calculations of the amount of Restricted Payments;

  (5)
  so long as no Default or Event of Default has occurred and is continuing, loans or advances to employees or directors of Georgia Gulf or any Subsidiary of Georgia Gulf the proceeds of which are used to purchase Capital Stock of Georgia Gulf, in an aggregate amount not in excess of $5.0 million at any one time outstanding; provided, however, that the amount of such loans and advances will be included in subsequent calculations of the amount of Restricted Payments;

  (6)
  so long as no Default or Event of Default has occurred and is continuing, the declaration and payment of dividends to holders of any class or series of Disqualified Stock of Georgia Gulf issued in accordance with the terms of the indenture to the extent such dividends are included in the definition of "Consolidated Interest Expense;" provided that the payment of such dividends will be excluded from the calculation of Restricted Payments;

  (7)
  repurchases of Capital Stock deemed to occur upon the exercise of stock options, warrants or other convertible securities if such Capital Stock represents a portion of the exercise price thereof; provided, however, that such repurchases will be excluded from subsequent calculations of the amount of Restricted Payments;

  (8)
  the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Obligation (i) at a purchase price not greater than 101% of the principal amount of such Subordinated Obligation in the event of a Change of Control in accordance with provisions similar to the "—Change of Control" covenant or (ii) at a purchase price not greater than 100% of the principal amount thereof in accordance with provisions similar to the "—Limitation on Sales of Assets and Subsidiary Stock" covenant; provided that, prior to or simultaneously with such purchase, repurchase, redemption, defeasance or other acquisition or retirement, Georgia Gulf has made the Change of Control Offer or Asset Sale Offer, as applicable, as provided in such covenant with respect to the notes and has completed the repurchase or redemption of all notes validly tendered for payment (after giving effect to any proration provisions in such covenant) in connection with such Change of Control Offer or Asset Sale Offer;

  (9)
  any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Disqualified Stock of Georgia Gulf or a Restricted Subsidiary made by exchange for or out of the proceeds of the substantially concurrent sale of Disqualified Stock of Georgia Gulf or such Restricted Subsidiary, as the case may be, that, in each case, is permitted to be Incurred pursuant to the covenant described under "Limitation on Indebtedness" and that in each case constitutes Refinancing Indebtedness; provided, however, that such purchase, repurchase, redemption, defeasance, acquisition or retirement will be excluded in subsequent calculations of the amount of Restricted Payments;

  (10)
  any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Capital Stock of Georgia Gulf pursuant to employment arrangements, stock options and stock ownership plans and other reasonable fees, compensation, benefits and indemnities paid or entered into by Georgia Gulf or its Restricted Subsidiaries in the ordinary course of business to or with officers, directors or employees of Georgia Gulf and its Restricted Subsidiaries; and

  (11)
  Restricted Payments in an amount not to exceed $35.0 million.

        The amount of all Restricted Payments, other than cash, shall be the fair market value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by Georgia Gulf or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment.

The fair market value of any cash Restricted Payment shall be its face amount and any non-cash Restricted Payment shall be determined conclusively by the Board of Directors of Georgia Gulf acting in good faith whose resolution with respect thereto shall be delivered to the trustee, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value is estimated in good faith by the Board of Directors of Georgia Gulf to exceed $75.0 million. Not later than the date of making any Restricted Payment, Georgia Gulf shall deliver to the trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Restricted Payments" were computed, together with a copy of any fairness opinion or appraisal required by the indenture.

  Limitation on Liens.

        Georgia Gulf will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, Incur or suffer to exist any Lien (other than Permitted Liens) upon any of its property or assets (including Capital Stock of Restricted Subsidiaries), whether owned on the date of the indenture or acquired after that date, which Lien is securing any Indebtedness, unless contemporaneously with the Incurrence of such Liens effective provision is made to secure the Indebtedness due under the indenture and the notes or, in respect of Liens on any Restricted Subsidiary's property or assets, any Subsidiary Guarantee of such Restricted Subsidiary, equally and ratably with (or prior to in the case of Liens with respect to Subordinated Obligations or Guarantor Subordinated Obligations, as the case may be) the Indebtedness secured by such Lien for so long as such Indebtedness is so secured.

  Limitation on Restrictions on Distributions from Restricted Subsidiaries.

        Georgia Gulf will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

  (1)
  pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to Georgia Gulf or any Restricted Subsidiary (it being understood that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Common Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock);

  (2)
  make any loans or advances to Georgia Gulf or any Restricted Subsidiary (it being understood that the subordination of loans or advances made to Georgia Gulf or any Restricted Subsidiary to other Indebtedness Incurred by Georgia Gulf or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or

  (3)
  transfer any of its property or assets to Georgia Gulf or any Restricted Subsidiary.

        The preceding provisions will not prohibit:

    (i)
    any encumbrance or restriction pursuant to an agreement in effect at or entered into on the date of the indenture, including, without limitation, the indenture, the indenture for the 7 5/8% Notes, the indenture for the 10 3/8% Notes and the Senior Credit Agreement;

    (ii)
    any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Capital Stock or Indebtedness Incurred by a Restricted Subsidiary on or before the date on which such Restricted Subsidiary was acquired by Georgia Gulf (other than Capital Stock or Indebtedness Incurred as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a

      Restricted Subsidiary or was acquired by Georgia Gulf or in contemplation of the transaction) and outstanding on such date;

    (iii)
    any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement effecting a refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (i) or (ii) of this paragraph or this clause (iii) or contained in any amendment to an agreement referred to in clause (i) or (ii) of this paragraph or this clause (iii); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement or amendment are no less favorable in any material respect to the holders of the notes than the encumbrances and restrictions contained in such agreements referred to in clauses (i) or (ii) of this paragraph on the Issue Date or the date such Restricted Subsidiary became a Restricted Subsidiary, whichever is applicable;

    (iv)
    in the case of clause (3) of the first paragraph of this covenant, any encumbrance or restriction:

    (a)
    that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any such lease, license or other contract;

    (b)
    contained in mortgages, pledges or other security agreements permitted under the indenture securing Indebtedness of Georgia Gulf or a Restricted Subsidiary to the extent such encumbrances or restrictions restrict the transfer of the property subject to such mortgages, pledges or other security agreements; or

    (c)
    pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of Georgia Gulf or any Restricted Subsidiary;

    (v)
    (a) purchase money obligations for property acquired in the ordinary course of business and (b) Capitalized Lease Obligations permitted under the indenture, in each case, that impose encumbrances or restrictions of the nature described in clause (3) of the first paragraph of this covenant on the property so acquired;

    (vi)
    any Purchase Money Note or other Indebtedness or contractual requirements Incurred with respect to a Qualified Receivables Transaction relating exclusively to a Receivables Entity that, in the good faith determination of the Board of Directors, are necessary to effect such Qualified Receivables Transaction;

    (vii)
    any restriction with respect to a Restricted Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition;

    (viii)
    customary provisions in joint venture agreements relating to joint ventures that are not Restricted Subsidiaries and other similar agreements entered into in the ordinary course of business;

    (ix)
    net worth provisions in leases and other agreements entered into by Georgia Gulf or any Restricted Subsidiary in the ordinary course of business; and

    (x)
    encumbrances or restrictions arising or existing by reason of applicable law or any applicable rule, regulation or order.

  Limitation on Sales of Assets and Subsidiary Stock.

        Georgia Gulf will not, and will not permit any of its Restricted Subsidiaries to, make any Asset Disposition unless:

  (1)
  Georgia Gulf or such Restricted Subsidiary, as the case may be, receives consideration at least equal to the fair market value (including the value of all non-cash consideration), as determined in good faith by the Board of Directors, of the shares and assets subject to such Asset Disposition;

  (2)
  at least 75% of the consideration from such Asset Disposition received by Georgia Gulf or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; and

  (3)
  an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by Georgia Gulf or such Restricted Subsidiary, as the case may be:

  (a)
  first, to the extent Georgia Gulf or any Restricted Subsidiary, as the case may be, elects (or is required by the terms of any Indebtedness), to prepay, repay or purchase Indebtedness of Georgia Gulf (other than any Disqualified Stock or Subordinated Obligations) or Indebtedness of a Restricted Subsidiary (other than any Disqualified Stock or Guarantor Subordinated Obligation of a Subsidiary Guarantor) (in each case other than Indebtedness owed to Georgia Gulf or an Affiliate of Georgia Gulf) within 360 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; provided, however, that, in connection with any prepayment, repayment or purchase of Indebtedness pursuant to this clause (a), Georgia Gulf or such Restricted Subsidiary will retire such Indebtedness and will cause the related commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased; provided, further, that Georgia Gulf or such Restricted Subsidiary shall not be required to reduce the related commitment (if at all) to an aggregate principal amount less than $175.0 million; and

  (b)
  second, to the extent of the balance of such Net Available Cash after application in accordance with clause (a), to the extent Georgia Gulf or such Restricted Subsidiary elects, to invest in Additional Assets within 360 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

    provided that pending the final application of any such Net Available Cash in accordance with clause (a) or clause (b) above, Georgia Gulf and its Restricted Subsidiaries may temporarily reduce Indebtedness or otherwise invest such Net Available Cash in any manner not prohibited by the indenture.

        Any Net Available Cash from Asset Dispositions that are not applied or invested as provided in the preceding paragraph will be deemed to constitute "Excess Proceeds." On the 361st day after an Asset Disposition, if the aggregate amount of Excess Proceeds exceeds $50.0 million, Georgia Gulf will be required to make an offer ("Asset Sale Offer") to all holders of notes and to the extent required by the terms of other Pari Passu Indebtedness, to all holders of other Pari Passu Indebtedness outstanding with similar provisions requiring Georgia Gulf to make an offer to purchase such Pari Passu Indebtedness with the proceeds from any Asset Disposition ("Pari Passu Notes"), to purchase the maximum principal amount of notes and any such Pari Passu Notes to which the Asset Sale Offer applies that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount of the notes and Pari Passu Notes plus accrued and unpaid interest to the date of purchase, in accordance with the procedures set forth in the indenture or the agreements governing the Pari Passu Notes, as applicable, in each case in integral multiples of $1,000. To the extent that the aggregate amount of notes and Pari Passu Notes so validly tendered and not properly withdrawn pursuant to an Asset Sale Offer is less than the Excess Proceeds, Georgia Gulf may use any remaining Excess Proceeds for general corporate purposes, subject to other covenants contained in the indenture. If the aggregate principal amount of notes surrendered by holders of the notes and other Pari Passu Notes surrendered by holders or lenders, collectively, exceeds the amount of Excess Proceeds, the trustee shall select the notes and Pari Passu Notes to be purchased on a pro rata basis on the basis of the aggregate principal amount of tendered notes and Pari Passu Notes. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

        The Asset Sale Offer will remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the "Asset Sale Offer Period"). No later than five Business Days after the termination of the Asset Sale Offer Period (the "Asset Sale Purchase Date"), Georgia Gulf will purchase the principal amount of notes and Pari Passu Notes required to be purchased pursuant to this covenant (the "Asset Sale Offer Amount") or, if less than the Asset Sale Offer Amount has been so validly tendered, all notes and Pari Passu Notes validly tendered in response to the Asset Sale Offer.

        If the Asset Sale Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a note is registered at the close of business on such record date, and no additional interest will be payable to holders who tender notes pursuant to the Asset Sale Offer.

        On or before the Asset Sale Purchase Date, Georgia Gulf will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Sale Offer Amount of notes and Pari Passu Notes or portions of notes and Pari Passu Notes so validly tendered and not properly withdrawn pursuant to the Asset Sale Offer, or if less than the Asset Sale Offer Amount has been validly tendered and not properly withdrawn, all notes and Pari Passu Notes so validly tendered and not properly withdrawn, in each case in integral multiples of $1,000. Georgia Gulf will deliver to the trustee an Officers' Certificate stating that such notes or portions thereof were accepted for payment by Georgia Gulf in accordance with the terms of this covenant and, in addition, Georgia Gulf will deliver all certificates and notes required, if any, by the agreements governing the Pari Passu Notes. Georgia Gulf or the paying agent, as the case may be, will promptly (but in any case not later than five Business Days after termination of the Asset Sale Offer Period) mail or deliver to each tendering holder of notes or holder or lender of Pari Passu Notes, as the case may be, an amount equal to the purchase price of the notes or Pari Passu Notes so validly tendered and not properly withdrawn by such holder or lender, as the case may be, and accepted by Georgia Gulf for purchase, and Georgia Gulf will promptly issue a new note, and the trustee, upon delivery of an Officers' Certificate from Georgia Gulf, will authenticate and mail or deliver such new note to such holder, in a principal amount equal to any unpurchased portion of the note surrendered; provided that each such new note will be in a principal amount of $1,000 or an integral multiple of $1,000. In addition, Georgia Gulf will take any and all other actions required by the agreements governing the Pari Passu Notes. Any note not so accepted will be promptly mailed or delivered by Georgia Gulf to the holder thereof. Georgia Gulf will publicly announce the results of the Asset Sale Offer on the Asset Sale Purchase Date.

        For the purposes of this covenant, the following will be deemed to be cash:

  (1)
  the assumption by the transferee of Indebtedness (other than Subordinated Obligations or Disqualified Stock) of Georgia Gulf or Indebtedness of a Restricted Subsidiary (other than Guarantor Subordinated Obligations or Disqualified Stock of any Subsidiary Guarantor) and the release of Georgia Gulf or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition (in which case Georgia Gulf will, without further action, be deemed to have applied such deemed cash to Indebtedness in accordance with clause (a) above); and

  (2)
  securities, notes or other obligations received by Georgia Gulf or any Restricted Subsidiary from the transferee that are promptly converted by Georgia Gulf or such Restricted Subsidiary into cash.

        Georgia Gulf will comply, to the extent applicable, with the requirements of Section 14(e) of the Securities Exchange Act of 1934 and any other securities laws or regulations in connection with the repurchase of notes pursuant to the indenture. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, Georgia Gulf will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the indenture by virtue of any conflict.

  Limitation on Affiliate Transactions.

        Georgia Gulf will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of Georgia Gulf (an "Affiliate Transaction") unless:

  (1)
  the terms of such Affiliate Transaction are no less favorable to Georgia Gulf or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable transaction at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate;

  (2)
  in the event such Affiliate Transaction involves an aggregate amount in excess of $10.0 million, the terms of such transaction have been approved by a majority of the members of the Board of Directors of Georgia Gulf and by a majority of the members of such Board having no personal stake in such transaction, if any (and such majority or majorities, as the case may be, determines that such Affiliate Transaction satisfies the criteria in clause (1) above); and

  (3)
  in the event such Affiliate Transaction involves an aggregate amount in excess of $75.0 million, Georgia Gulf has received a written opinion from an independent investment banking, accounting or appraisal firm of nationally recognized standing that such Affiliate Transaction is not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate.

        The preceding paragraph will not apply to:

  (1)
  any Restricted Payment (other than a Restricted Investment) permitted to be made pursuant to the covenant described under "Limitation on Restricted Payments;"

  (2)
  any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans and other reasonable fees, compensation, benefits and indemnities paid or entered into by Georgia Gulf or its Restricted Subsidiaries in the ordinary course of business to or with officers, directors or employees of Georgia Gulf and its Restricted Subsidiaries;

  (3)
  loans or advances to employees in the ordinary course of business of Georgia Gulf or any of its Restricted Subsidiaries;

  (4)
  any transaction between Georgia Gulf and a Restricted Subsidiary (other than a Receivables Entity) or between Restricted Subsidiaries (other than a Receivables Entity or Receivables Entities) and Guarantees issued by Georgia Gulf or a Restricted Subsidiary for the benefit of Georgia Gulf or a Restricted Subsidiary, as the case may be, in accordance with "Certain Covenants—Limitations on Indebtedness;"

  (5)
  the payment of reasonable and customary fees paid to, and indemnity provided on behalf of, officers, directors or employees of Georgia Gulf or any Restricted Subsidiary;

  (6)
  sales or other transfers or dispositions of accounts receivable and other related assets customarily transferred in an asset securitization transaction involving accounts receivable to a Receivables Entity in a Qualified Receivables Transaction, and acquisitions of Permitted Investments in connection with a Qualified Receivables Transaction; and

  (7)
  the performance of obligations of Georgia Gulf or any of its Restricted Subsidiaries under the terms of any agreement to which Georgia Gulf or any of its Restricted Subsidiaries is a party on the Issue Date and identified on a schedule to the indenture on the Issue Date, as these agreements may be amended, modified or supplemented from time to time; provided, however, that any future amendment, modification or supplement entered into after the Issue Date will be permitted to the extent that its terms are not more disadvantageous to the holders of the notes than the terms of the agreements in effect on the Issue Date.

  Limitation on Sales of Capital Stock of Restricted Subsidiaries.

        Georgia Gulf will not, and will not permit any Restricted Subsidiary to, transfer, convey, sell, lease or otherwise dispose of any Voting Stock of any Restricted Subsidiary or to issue any of the Voting Stock of a Restricted Subsidiary (other than, if necessary, shares of its Voting Stock constituting directors' qualifying shares) to any Person except:

  (1)
  to Georgia Gulf or a Wholly-Owned Subsidiary (other than a Receivables Entity); or

  (2)
  in compliance with the covenant described under "—Limitation on Sales of Assets and Subsidiary Stock" and immediately after giving effect to such issuance or sale, such Restricted Subsidiary would continue to be a Restricted Subsidiary.

        Notwithstanding the preceding paragraph, Georgia Gulf or any Restricted Subsidiary may sell all the Voting Stock of a Restricted Subsidiary as long as Georgia Gulf complies with the terms of the covenant described under "—Limitation on Sales of Assets and Subsidiary Stock."

  SEC Reports.

        Notwithstanding that Georgia Gulf may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, to the extent permitted by the Exchange Act, Georgia Gulf will file with the SEC, and make available to the trustee and the registered holders of the notes, the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that are specified in Sections 13 and 15(d) of the Exchange Act within the time periods specified therein. In the event that Georgia Gulf is not permitted to file such reports, documents and information with the SEC pursuant to the Exchange Act, Georgia Gulf will nevertheless make available such Exchange Act information to the trustee and the holders of the notes as if Georgia Gulf were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act within the time periods specified therein.

        If Georgia Gulf has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes to the financial statements and in Management's Discussion and Analysis of Results of Operations and Financial Condition, of the financial condition and results of operations of Georgia Gulf and its Restricted Subsidiaries.

  Merger and Consolidation.

        Georgia Gulf will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

  (1)
  the resulting, surviving or transferee Person (the "Successor Company") will be a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State of the United States of America or the District of Columbia and the Successor Company (if not Georgia Gulf) will expressly assume, by supplemental indenture, executed and delivered to the trustee, in form satisfactory to the trustee, all the obligations of Georgia Gulf under the notes and the indenture;

  (2)
  immediately after giving effect to such transaction, and treating any Indebtedness that becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction, no Default or Event of Default shall have occurred and be continuing;

  (3)
  immediately after giving effect to such transaction, the Successor Company would be able to Incur at least an additional $1.00 of Indebtedness pursuant to the first paragraph of the "Limitation on Indebtedness" covenant;

  (4)
  each Subsidiary Guarantor (unless it is the other party to the transactions above, in which case clause (1) shall apply) shall have by supplemental indenture confirmed that its Subsidiary Guarantee shall apply to such Person's obligations in respect of the indenture and the notes and its obligations under the Registration Rights Agreement shall continue to be in effect; and

  (5)
  Georgia Gulf shall have delivered to the trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the indenture.

        For purposes of this covenant, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of Georgia Gulf, which properties and assets, if held by Georgia Gulf instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of Georgia Gulf on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of Georgia Gulf.

        The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, Georgia Gulf under the indenture, but, in the case of a lease of all or substantially all its assets, the predecessor company will not be released from the obligation to pay the principal of and interest on the notes.

        Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve "all or substantially all" of the property or assets of a Person.

        Notwithstanding the preceding clause (3), (x) any Restricted Subsidiary (other than a Receivables Entity) may consolidate with, merge into or transfer all or part of its properties and assets to Georgia Gulf and (y) Georgia Gulf may merge with an Affiliate incorporated solely for the purpose of reincorporating Georgia Gulf in another jurisdiction to realize tax or other benefits.

  Future Subsidiary Guarantors.

        Georgia Gulf will cause each Restricted Subsidiary which guarantees Indebtedness under the Senior Credit Agreement to execute and deliver to the trustee a Subsidiary Guarantee pursuant to which such Subsidiary Guarantor will unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any and interest on the notes on a senior basis.

  Limitation on Lines of Business.

        Georgia Gulf will not, and will not permit any Restricted Subsidiary to, engage in any business other than a Related Business.

  Payments for Consent.

        Neither Georgia Gulf nor any of its Restricted Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fees or otherwise, to any holder of any notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to be paid or is paid to all holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.

Events of Default

        Each of the following is an Event of Default:

  (1)
  default in any payment of interest or additional interest (as required by the Registration Rights Agreement) on any note when due, continued for 30 days;

  (2)
  default in the payment of principal of or premium, if any, on any note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

  (3)
  failure by Georgia Gulf or any Subsidiary Guarantor to comply with its obligations under "Certain Covenants—Merger and Consolidation;"

  (4)
  failure by Georgia Gulf to comply for 30 days after notice (with notices only given after the expiry of the periods permitted to perform an obligation) with any of its obligations under the covenants described under "Change of Control" above or under the covenants described under "Certain Covenants" above (in each case, other than a failure to purchase notes constituting an Event of Default under clause (2) above and other than a failure to comply with "Certain Covenants—Merger and Consolidation" covered by clause (3) above);

  (5)
  failure by Georgia Gulf to comply for 60 days after notice (with notices only given after the expiry of the periods permitted to perform an obligation) with its other covenants or agreements contained in the indenture or under the notes;

  (6)
  default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Georgia Gulf or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Georgia Gulf or any of its Restricted Subsidiaries), other than Indebtedness owed to Georgia Gulf or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists, or is created after the date of the indenture, which default:

  (a)
  is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness ("payment default"); or

  (b)
  results in the acceleration of such Indebtedness prior to its maturity (the "cross acceleration provision");

    and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $25.0 million or more;

  (7)
  certain events of bankruptcy, insolvency or reorganization of Georgia Gulf or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for Georgia Gulf and its Restricted Subsidiaries), would constitute a Significant Subsidiary (the "bankruptcy provisions");

  (8)
  failure by Georgia Gulf or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together, as of the latest audited consolidated financial statements for Georgia Gulf and its Restricted Subsidiaries, would constitute a Significant Subsidiary to pay final judgments aggregating in excess of $25.0 million (net of any amounts that the Board of Directors in good faith believes will ultimately be paid for, or reimbursed by, a reputable and creditworthy insurance company), which judgments are not paid, discharged or stayed for a period of 60 days (the "judgment default provision"); or

  (9)
  any Subsidiary Guarantee of a Significant Subsidiary or group of Restricted Subsidiaries that, taken together as of the latest audited consolidated financial statements for Georgia Gulf and its Restricted Subsidiaries, would constitute a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms of the indenture) or is declared null and void in a judicial proceeding or any Subsidiary Guarantor that is a Significant Subsidiary or group of Restricted Subsidiaries that taken together as of the latest audited consolidated financial statements of Georgia Gulf and its Restricted Subsidiaries would constitute a Significant Subsidiary denies or disaffirms its obligations under the indenture or its Subsidiary Guarantee.

However, a default under clauses (4) and (5) of this paragraph will not constitute an Event of Default until the trustee or the holders of at least 25% in principal amount of the outstanding notes notify Georgia Gulf of the default and Georgia Gulf does not cure such default within the time specified in clauses (4) and (5) of this paragraph after receipt of such notice.

        If an Event of Default (other than an Event of Default described in clause (7) above) occurs and is continuing, the trustee by notice to Georgia Gulf, or the holders of at least 25% in principal amount of the outstanding notes by notice to Georgia Gulf and the trustee, may, and the trustee at the request of such holders shall, declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all the notes to be due and payable. Upon such a declaration, such principal, premium and accrued and unpaid interest will be due and payable immediately. In the event of a declaration of acceleration of the notes because an Event of Default described in clause (6) under "Events of Default" has occurred and is continuing, the declaration of acceleration of the notes shall be automatically rescinded and annulled if the event of default or payment default triggering such Event of Default pursuant to clause (6) shall be remedied or cured by Georgia Gulf or a Restricted Subsidiary or waived by the holders of the relevant Indebtedness within 20 days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of the notes would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except nonpayment of principal, premium or interest on the notes that became due solely because of the acceleration of the notes, have been cured or waived. If an Event of Default described in clause (7) above occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all the notes will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders.

        The holders of a majority in principal amount of the outstanding notes may waive all past defaults (except with respect to nonpayment of principal, premium or interest) and rescind any such acceleration with respect to the notes and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the notes that have become due solely by such declaration of acceleration, have been cured or waived.

        Subject to the provisions of the indenture relating to the duties of the trustee, if an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders unless such holders have offered to the trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder may pursue any remedy with respect to the indenture or the notes unless:

  (1)
  such holder has previously given the trustee notice that an Event of Default is continuing;

  (2)
  holders of at least 25% in principal amount of the outstanding notes have requested the trustee to pursue the remedy;

  (3)
  such holders have offered the trustee reasonable security or indemnity against any loss, liability or expense;

  (4)
  the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

  (5)
  the holders of a majority in principal amount of the outstanding notes have not given the trustee a direction that, in the opinion of the trustee, is inconsistent with such request within such 60-day period.

        Subject to certain restrictions, the holders of a majority in principal amount of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

        The indenture provides that if a Default occurs and is continuing and is actually known to the trustee, the trustee must mail to each holder notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of, premium, if any, or interest on any note, the trustee may withhold notice if and so long as its board of directors, a committee of its board of directors or a committee of trust officers of the trustee in good faith determines that withholding notice is in the interests of the holders. In addition, Georgia Gulf is required to deliver to the trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default or Event of Default, that occurred during the previous year. Georgia Gulf also is required to deliver to the trustee, within 30 days after the occurrence of a Default or Event of Default, written notice of any events which would constitute certain Defaults or Events of Default, their status and what action Georgia Gulf is taking or proposing to take in respect thereof.

        In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of Georgia Gulf with the intention of avoiding payment of the premium that Georgia Gulf would have had to pay if Georgia Gulf then had elected to redeem the notes pursuant to the optional redemption provisions of the indenture or was required to repurchase the notes, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the notes. If an Event of Default occurs prior to December 15, 2008 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of Georgia Gulf with the intention of avoiding the prohibition on redemption of the notes prior to

December 15, 2008, the premium specified in the indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the notes.

Amendments and Waivers

        Subject to certain exceptions, the indenture, the notes and the Subsidiary Guarantees may be amended or supplemented with the consent of the holders of a majority in principal amount of the notes then outstanding (including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes). However, without the consent of each holder of an outstanding note affected, no amendment may, among other things:

  (1)
  reduce the amount of notes whose holders must consent to an amendment;

  (2)
  reduce the stated rate of or extend the stated time for payment of interest on any note;

  (3)
  reduce the principal of or extend the Stated Maturity of any note;

  (4)
  reduce the premium payable upon the redemption or repurchase of any note or change the time at which any note may be redeemed or repurchased as described above under "Optional Redemption," "Change of Control," or "Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock" or any similar provision, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

  (5)
  make any note payable in money other than that stated in the note;

  (6)
  impair the right of any holder to receive payment of, premium, if any, principal of and interest on such holder's notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder's notes; or

  (7)
  make any change in the amendment provisions which require each holder's consent or in the waiver provisions.

        Notwithstanding the foregoing, without the consent of any holder, Georgia Gulf, the Subsidiary Guarantors and the trustee may amend the indenture and the notes to:

  (1)
  cure any ambiguity, omission, defect or inconsistency;

  (2)
  provide for the assumption by a successor corporation, partnership, trust or limited liability company of the obligations of Georgia Gulf under the indenture;

  (3)
  provide for uncertificated notes in addition to or in place of certificated notes (provided that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated notes are described in Section 163(f) (2) (B) of the Code);

  (4)
  add Guarantees with respect to the notes or release a Subsidiary Guarantor upon its designation as an Unrestricted Subsidiary; provided, however, that the designation is in accord with the applicable provisions of the indenture;

  (5)
  secure the notes;

  (6)
  add to the covenants of Georgia Gulf for the benefit of the holders or surrender any right or power conferred upon Georgia Gulf;

  (7)
  make any change that does not adversely affect the rights of any holder; or

  (8)
  comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act.

        The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under the indenture becomes effective, Georgia Gulf is required to mail to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect in the notice will not impair or affect the validity of the amendment.

Defeasance

        Georgia Gulf at any time may terminate all its obligations under the notes and the indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the notes, to replace mutilated, destroyed, lost or stolen notes and to maintain a registrar and paying agent in respect of the notes. If Georgia Gulf exercises its legal defeasance option, the Subsidiary Guarantees in effect at such time will terminate.

        Georgia Gulf at any time may terminate its obligations under covenants described under "Certain Covenants" (other than "—Merger and Consolidation"), the operation of the cross-default upon a payment default, cross acceleration provisions, the bankruptcy provisions with respect to Significant Subsidiaries, the judgment default provision and the Subsidiary Guarantee provision described under "Events of Default" above and the limitations contained in clause (3) under "Certain Covenants—Merger and Consolidation" above ("covenant defeasance").

        Georgia Gulf may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If Georgia Gulf exercises its legal defeasance option, payment of the notes may not be accelerated because of an Event of Default with respect to the notes. If Georgia Gulf exercises its covenant defeasance option, payment of the notes may not be accelerated because of an Event of Default specified in clause (4), (5), (6), (7) (with respect only to Significant Subsidiaries), (8) or (9) under "Events of Default" above or because of the failure of Georgia Gulf to comply with clause (3) under "Certain Covenants—Merger and Consolidation" above.

        In order to exercise either defeasance option, Georgia Gulf must irrevocably deposit in trust (the "defeasance trust") with the trustee money or U.S. Government Obligations for the payment of principal, premium, if any, and interest on the notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the trustee of an Opinion of Counsel (subject to customary exceptions and exclusions) to the effect that holders of the notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No director, officer, employee, incorporator or stockholder of Georgia Gulf, as such, shall have any liability for any obligations of Georgia Gulf under the notes, the indenture or the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Concerning the Trustee

        SunTrust Bank is the trustee under the indenture and has been appointed by Georgia Gulf as registrar and paying agent with regard to the notes.

        The trustee makes no representation or warranty as to the validity or sufficiency of any of the information contained in this prospectus, except such information which specifically pertains to the trustee itself, and any information incorporated herein by reference.

Governing Law

        The indenture provides that it and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

Certain Definitions

        "Acquired Indebtedness" means Indebtedness (i) of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case whether or not Incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such acquisition. Acquired Indebtedness shall be deemed to have been Incurred, with respect to clause (i) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary and, with respect to clause (ii) of the preceding sentence, on the date of consummation of such acquisition of assets.

        "Additional Assets" means:

  (1)
  any property or assets (other than Indebtedness and Capital Stock) to be used by Georgia Gulf or a Restricted Subsidiary in a Related Business;

  (2)
  the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by Georgia Gulf or a Restricted Subsidiary; or

  (3)
  Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that, in the case of clauses (2) and (3), such Restricted Subsidiary is primarily engaged in a Related Business.

        "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.

        "Asset Disposition" means any direct or indirect sale, lease (other than an operating lease entered into in the ordinary course of business), transfer, issuance or other disposition, or a series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, of shares of Capital Stock of a Subsidiary (other than directors' qualifying shares), property or other assets (each referred to for the purposes of this definition as a "disposition") by Georgia Gulf or any of its Restricted Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction. For purposes of this definition, any series of related transactions that, if effected as a single transaction, would constitute an Asset Disposition, will be deemed to be a single Asset Disposition effected when the last transaction which is a part of that series is effected.

        Notwithstanding the preceding, the following items shall not be deemed to be Asset Dispositions:

  (1)
  a disposition by a Restricted Subsidiary to Georgia Gulf or by Georgia Gulf or a Restricted Subsidiary to a Wholly-Owned Subsidiary (other than a Receivables Entity);

  (2)
  the sale of cash or Cash Equivalents in the ordinary course of business;

  (3)
  a disposition of inventory in the ordinary course of business;

  (4)
  a disposition of obsolete or worn out equipment or equipment that is no longer useful in the conduct of the business of Georgia Gulf and its Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business;

  (5)
  transactions permitted under "Certain Covenants—Merger and Consolidation;"

  (6)
  an issuance of Capital Stock by a Restricted Subsidiary to Georgia Gulf or to a Wholly-Owned Subsidiary (other than a Receivables Entity);

  (7)
  for purposes of "Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock" only, the making of a Permitted Investment or a disposition subject to "Certain Covenants—Limitation on Restricted Payments;"

  (8)
  an Asset Swap; provided, that (a) at the time of entering into such Asset Swap and immediately after giving effect to such Asset Swap, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and (b) the terms of such Asset Swap have been approved by a majority of the members of the Board of Directors of Georgia Gulf;

  (9)
  sales of accounts receivable and related assets or an interest therein of the type specified in the definition of "Qualified Receivables Transaction;"

  (10)
  dispositions of assets with an aggregate fair market value since the Issue Date of less than $25.0 million;

  (11)
  dispositions in connection with Permitted Liens;

  (12)
  the licensing or sublicensing of intellectual property or other general intangibles and licenses, leases or subleases of other property in the ordinary course of business and which do not materially interfere with the business of Georgia Gulf and its Restricted Subsidiaries;

  (13)
  dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements; and

  (14)
  foreclosure on assets.

        "Asset Swap" means the concurrent purchase and sale or exchange of Related Business Assets between Georgia Gulf or any of its Restricted Subsidiaries and another Person; provided that any cash received must be applied in accordance with "Limitation on Sales of Assets and Subsidiary Stock."

        "Attributable Indebtedness" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the notes, compounded semi-annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

        "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such

Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (2) the sum of all such payments.

        "Bank Indebtedness" means any and all amounts, whether outstanding on the Issue Date or Incurred after the Issue Date, payable by Georgia Gulf under or in respect of the Senior Credit Agreement and any related notes, collateral documents, letters of credit and guarantees and any Interest Rate Agreement entered into in connection with the Senior Credit Agreement, including principal, any premium, interest (including interest accruing after or which would accrue but for the filing of any petition in bankruptcy or for reorganization relating to Georgia Gulf or any subsidiary at the rate specified therein whether or not a claim for post filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

        "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

        "Business Day" means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law to close.

        "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

        "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined in accordance with GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

        "Cash Equivalents" means:

  (1)
  securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof), having maturities of not more than one year from the date of acquisition;

  (2)
  marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition thereof, having a credit rating of "A" or better from either Standard & Poor's Ratings Services or Moody's Investors Service, Inc.;

  (3)
  certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers' acceptances having maturities of not more than one year from the date of acquisition thereof issued by any commercial bank the long-term debt of which is rated at the time of acquisition thereof at least "A" or the equivalent thereof by Standard & Poor's Ratings Services, or "A" or the equivalent thereof by Moody's Investors Service, Inc., and having combined capital and surplus in excess of $500 million;

  (4)
  repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (1), (2) and (3) entered into with any bank meeting the qualifications specified in clause (3) above;

  (5)
  commercial paper rated at the time of acquisition thereof at least "A-2" or the equivalent thereof by Standard & Poor's Ratings Services or "P-2" or the equivalent thereof by Moody's

    Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and in any case maturing within one year after the date of acquisition thereof; and

  (6)
  interests in any investment company or money market fund which invests 95% or more of its assets in instruments of the type specified in clauses (1) through (5) above.

        "Change of Control" means:

  (1)
  any "person" or "group" of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have "beneficial ownership" of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of Georgia Gulf (or its successor by merger, consolidation or purchase of all or substantially all of its assets) (for the purposes of this clause, such person or group shall be deemed to beneficially own any Voting Stock of Georgia Gulf held by an entity, if such person or group "beneficially owns" (as defined above), directly or indirectly, more than 35% of the voting power of the Voting Stock of such entity); or

  (2)
  the first day on which a majority of the members of the Board of Directors of Georgia Gulf are not Continuing Directors; or

  (3)
  the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Georgia Gulf and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act); or

  (4)
  the adoption by the stockholders of Georgia Gulf of a plan or proposal for the liquidation or dissolution of Georgia Gulf.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Commodity Agreement" means any commodity futures contract, commodity option or other similar agreement or arrangement entered into by Georgia Gulf or any of its Restricted Subsidiaries designed to protect Georgia Gulf or any of its Restricted Subsidiaries against fluctuations in the price of raw materials or power used in the ordinary course of Georgia Gulf or its Restricted Subsidiaries.

        "Common Stock" means, with respect to any Person, any and all shares, interest or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person's common stock whether or not outstanding on the Issue Date, and includes, without limitation, all series and classes of such common stock.

        "Consolidated Coverage Ratio" means as of any date of determination, with respect to any Person, the ratio of (x) the aggregate amount of Consolidated EBITDA of such Person for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which financial statements are in existence to (y) Consolidated Interest Expense for such four fiscal quarters, provided, however, that:

  (1)
  if Georgia Gulf or any Restricted Subsidiary:

  (a)
  has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such Indebtedness as if such

      Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation will be deemed to be (i) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (ii) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation) and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period; or

    (b)
    has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of the period that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a discharge of Indebtedness (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and the related commitment terminated), Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on the first day of such period;

  (2)
  if since the beginning of such period Georgia Gulf or any Restricted Subsidiary will have made any Asset Disposition or disposed of any company, division, operating unit, segment, business, group of related assets or line of business or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is such an Asset Disposition or disposition:

  (a)
  the Consolidated EBITDA for such period will be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition or disposition for such period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such period; and

  (b)
  Consolidated Interest Expense for such period will be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of Georgia Gulf or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to Georgia Gulf and its continuing Restricted Subsidiaries in connection with such Asset Disposition or disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent Georgia Gulf and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

  (3)
  if since the beginning of such period Georgia Gulf or any Restricted Subsidiary (by merger or otherwise) will have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary or is merged with or into Georgia Gulf) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of a company, division, operating unit, segment, business or line of business, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

  (4)
  if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into Georgia Gulf or any Restricted Subsidiary since the beginning of such period) will have made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or (3) above if made by Georgia Gulf or a Restricted Subsidiary during such period, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto as if such Asset Disposition or Investment or acquisition of assets occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of Georgia Gulf (including pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months). If any Indebtedness that is being given pro forma effect bears an interest rate at the option of Georgia Gulf, the interest rate shall be calculated by applying such optional rate chosen by Georgia Gulf.

        "Consolidated EBITDA" for any period means, without duplication, the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income:

  (1)
  Consolidated Interest Expense;

  (2)
  Consolidated Income Taxes;

  (3)
  consolidated depreciation expense;

  (4)
  consolidated amortization expense or impairment charges recorded in connection with the application of Financial Accounting Standard No. 142 "Goodwill and Other Intangibles;" and

  (5)
  other non-cash charges reducing Consolidated Net Income (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period not included in the calculation).

Notwithstanding the preceding sentence, clauses (2) through (5) relating to amounts of a Restricted Subsidiary of a Person will be added to Consolidated Net Income to compute Consolidated EBITDA of such Person only to the extent (and in the same proportion) that the net income (loss) of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and, to the extent the amounts set forth in clauses (2) through (5) are in excess of those necessary to offset a net loss of such Restricted Subsidiary or if such Restricted Subsidiary has net income for such period included in Consolidated Net Income, only if a corresponding amount would be permitted at the date of determination to be dividended to Georgia Gulf by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

        "Consolidated Income Taxes" means, with respect to any Person for any period, taxes imposed upon such Person or other payments required to be made by such Person by any governmental authority which taxes or other payments are calculated by reference to the income or profits of such Person or such Person and its Restricted Subsidiaries (to the extent such income or profits were included in computing Consolidated Net Income for such period), regardless of whether such taxes or payments are required to be remitted to any governmental authority.

        "Consolidated Interest Expense" means, for any period, the total interest expense of Georgia Gulf and its consolidated Restricted Subsidiaries, whether paid or accrued, plus, to the extent not included in such interest expense:

  (1)
  interest expense attributable to Capitalized Lease Obligations and the interest portion of rent expense associated with Attributable Indebtedness in respect of the relevant lease giving rise thereto, determined as if such lease were a capitalized lease in accordance with GAAP and the interest component of any deferred payment obligations;

  (2)
  amortization of debt discount and debt issuance cost (provided that any amortization of bond premium will be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such amortization of bond premium has otherwise reduced Consolidated Interest Expense);

  (3)
  non-cash interest expense;

  (4)
  commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

  (5)
  the interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries;

  (6)
  net costs associated with Hedging Obligations (including amortization of fees) provided, however, that if Hedging Obligations result in net benefits rather than costs, such benefits shall be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such net benefits are otherwise reflected in Consolidated Net Income;

  (7)
  the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period;

  (8)
  the product of (a) all dividends paid or payable, in cash, Cash Equivalents or Indebtedness or accrued during such period on any series of Disqualified Stock of such Person or on Preferred Stock of its Restricted Subsidiaries payable to a party other than Georgia Gulf or a Wholly-Owned Subsidiary, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state, provincial and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP; and

  (9)
  the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than Georgia Gulf) in connection with Indebtedness Incurred by such plan or trust; provided, however, that there will be excluded therefrom any such interest expense of any Unrestricted Subsidiary to the extent the related Indebtedness is not Guaranteed or paid by Georgia Gulf or any Restricted Subsidiary.

        For purposes of the foregoing, total interest expense will be determined after giving effect to any net payments made or received by Georgia Gulf and its Subsidiaries with respect to Interest Rate Agreements.

        "Consolidated Net Income" means, for any period, the net income (loss) of Georgia Gulf and its consolidated Restricted Subsidiaries determined in accordance with GAAP; provided, however, that there will not be included in such Consolidated Net Income:

  (1)
  any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that:

  (a)
  subject to the limitations contained in clauses (3), (4) and (5) below, Georgia Gulf's equity in the net income of any such Person for such period will be included in such

      Consolidated Net Income up to the aggregate amount of cash which could have been distributed by such Person during such period to Georgia Gulf or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (2) below); and

    (b)
    Georgia Gulf's equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period will be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from Georgia Gulf or a Restricted Subsidiary;

  (2)
  any net income (but not loss) of any Restricted Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to Georgia Gulf, except that:

  (a)
  subject to the limitations contained in clauses (3), (4) and (5) below, Georgia Gulf's equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to Georgia Gulf or another Restricted Subsidiary as a dividend (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause); and

  (b)
  Georgia Gulf's equity in a net loss of any such Restricted Subsidiary for such period will be included in determining such Consolidated Net Income;

  (3)
  any gain (loss) realized upon the sale or other disposition of any property, plant or equipment of Georgia Gulf or its consolidated Restricted Subsidiaries (including pursuant to any Sale/Leaseback Transaction but excluding sales, transfers or other dispositions in connection with Qualified Receivables Transactions) which is not sold or otherwise disposed of in the ordinary course of business and any gain (loss) realized upon the sale or other disposition of any Capital Stock of any Person;

  (4)
  any extraordinary gain or loss; and

  (5)
  the cumulative effect of a change in accounting principles.

        "Consolidated Net Tangible Assets" means at any date of determination, the total amount of assets of Georgia Gulf and its consolidated subsidiaries after deducting therefrom all current liabilities (excluding any current liabilities that by their terms are extendable or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed); total prepaid expenses and deferred charges; and all goodwill, trade names, trademarks, patents, licenses, copyrights and other intangible assets, all as set forth, or on a pro forma basis would be set forth, on the consolidated balance sheet of Georgia Gulf and its consolidated subsidiaries for Georgia Gulf's most recently completed fiscal quarter, prepared in accordance with GAAP.

        "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of Georgia Gulf who: (1) was a member of such Board of Directors on the Issue Date; or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

        "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party or a beneficiary.

        "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

        "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

  (1)
  matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

  (2)
  is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of Georgia Gulf or a Restricted Subsidiary); or

  (3)
  is redeemable at the option of the holder of the Capital Stock in whole or in part,

in each case on or prior to the date that is 91 days after the date (a) on which the notes mature or (b) on which there are no notes outstanding, provided that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided, further that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require Georgia Gulf to repurchase such Capital Stock upon the occurrence of a change of control or asset sale (each defined in a substantially identical manner to the corresponding definitions in the indenture) shall not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) provide that Georgia Gulf may not repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) pursuant to such provision prior to compliance by Georgia Gulf with the provisions of the indenture described under the captions "Change of Control" and "Limitation on Sales of Assets and Subsidiary Stock" and such repurchase or redemption complies with "Certain Covenants—Restricted Payments."

        "Domestic Subsidiary" means any Restricted Subsidiary that is organized under the laws of the United States of America or any state thereof or the District of Columbia.

        "Equity Offering" means an offering for cash by Georgia Gulf of its common stock, or options, warrants or rights with respect to its common stock.

        "Foreign Subsidiary" means any Restricted Subsidiary that is not organized under the laws of the United States of America or any state thereof or the District of Columbia.

        "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the date of the indenture, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in the indenture will be computed in conformity with GAAP.

        "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

  (1)
  to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

  (2)
  entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" will not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

        "Guarantor Subordinated Obligation" means, with respect to a Subsidiary Guarantor, any Indebtedness of such Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) which is expressly subordinate in right of payment to the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee pursuant to a written agreement.

        "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Commodity Agreement, Interest Rate Agreement or Currency Agreement.

        "holder" means a Person in whose name a note is registered on the registrar's books.

        "Incur" means issue, create, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary; and the terms "Incurred" and "Incurrence" have meanings correlative to the foregoing.

        "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

  (1)
  the principal of and premium, if any, in respect of indebtedness of such Person for borrowed money;

  (2)
  the principal of and premium, if any, in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

  (3)
  the principal component of all obligations of such Person in respect of letters of credit, bankers' acceptances or other similar instruments (including reimbursement obligations with respect thereto except to the extent such reimbursement obligation relates to a trade payable and such obligation is satisfied within 30 days of Incurrence);

  (4)
  the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property (except trade payables), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto;

  (5)
  Capitalized Lease Obligations and all Attributable Indebtedness of such Person;

  (6)
  the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary that is not a Subsidiary Guarantor, any Preferred Stock (but excluding, in each case, any accrued dividends);

  (7)
  the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (a) the fair market value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Persons;

  (8)
  the principal component of Indebtedness of other Persons to the extent Guaranteed by such Person; and

  (9)
  to the extent not otherwise included in this definition, net obligations of such Person under Commodity Agreements, Currency Agreements and Interest Rate Agreements (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time);

provided that notwithstanding the preceding, the following items shall not constitute Indebtedness of a Person:

  (1)
  Qualified Receivables Transactions entered into by such Person; and

  (2)
  take-or-pay obligations contained in supply agreements entered into in the ordinary course of business of such Person.

The amount of Indebtedness of any Person at any date will be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

        In addition, "Indebtedness" of any Person shall include Indebtedness described in the preceding paragraph that would not appear as a liability on the balance sheet of such Person if:

  (1)
  such Indebtedness is the obligation of a partnership or joint venture that is not a Restricted Subsidiary (a "Joint Venture");

  (2)
  such Person or a Restricted Subsidiary of such Person is a general partner of the Joint Venture (a "General Partner"); and

  (3)
  there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of such Person or a Restricted Subsidiary of such Person; and then such Indebtedness shall be included in an amount not to exceed:

  (a)
  the lesser of (i) the net assets of the General Partner and (ii) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of such Person or a Restricted Subsidiary of such Person; or

  (b)
  if less than the amount determined pursuant to clause (a) immediately above, the actual amount of such Indebtedness that is recourse to such Person or a Restricted Subsidiary of such Person, if the Indebtedness is evidenced by a writing and is for a determinable amount and the related interest expense shall be included in Consolidated Interest Expense to the extent actually paid by Georgia Gulf and its Restricted Subsidiaries.

        "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

        "Investment" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan (other than advances or extensions of credit to customers in the ordinary course of business) or other extensions of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that none of the following will be deemed to be an Investment:

  (1)
  Hedging Obligations entered into in the ordinary course of business and in compliance with the indenture;

  (2)
  endorsements of negotiable instruments and documents in the ordinary course of business; and

  (3)
  an acquisition of assets, Capital Stock or other securities by Georgia Gulf or a Subsidiary for consideration to the extent such consideration consists of Common Stock of Georgia Gulf.

        For purposes of "Certain Covenants—Limitation on Restricted Payments,"

  (1)
  "Investment" will include the portion (proportionate to Georgia Gulf's equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, Georgia Gulf will be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (a) Georgia Gulf's "Investment" in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to Georgia Gulf's equity interest in such Subsidiary) of the fair market value of the net assets (as conclusively determined by the Board of Directors of Georgia Gulf in good faith) of such Subsidiary at the time that such Subsidiary is so re-designated a Restricted Subsidiary; and

  (2)
  any property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of Georgia Gulf. If Georgia Gulf or any Restricted Subsidiary sells or otherwise disposes of any Voting Stock of any Restricted Subsidiary such that, after giving effect to any such sale or disposition, such entity is no longer a Subsidiary of Georgia Gulf, Georgia Gulf shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value (as conclusively determined by the Board of Directors of Georgia Gulf in good faith) of the Capital Stock of such Subsidiary not sold or disposed of.

        "Issue Date" means the date on which the notes are originally issued.

        "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

        "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and net proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of:

  (1)
  all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses Incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP (after taking into account any available tax credits or deductions and any tax sharing agreements), as a consequence of such Asset Disposition;

  (2)
  all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition;

  (3)
  all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition; and

  (4)
  the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset

    Disposition and retained by Georgia Gulf or any Restricted Subsidiary after such Asset Disposition.

        "Net Cash Proceeds," with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).

        "Officer" means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary of Georgia Gulf. Officer of any Subsidiary Guarantor has a correlative meaning.

        "Officers' Certificate" means a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of Georgia Gulf.

        "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the trustee. The counsel may be an employee of or counsel to Georgia Gulf or the trustee.

        "Pari Passu Indebtedness" means Indebtedness that ranks equally in right of payment to the notes.

        "Permitted Investment" means an Investment by Georgia Gulf or any Restricted Subsidiary in:

  (1)
  a Restricted Subsidiary (other than a Receivables Entity) or a Person which will, upon the making of such Investment, become a Restricted Subsidiary (other than a Receivables Entity); provided, however, that the primary business of such Restricted Subsidiary is a Related Business;

  (2)
  another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, Georgia Gulf or a Restricted Subsidiary (other than a Receivables Entity); provided, however, that such Person's primary business is a Related Business;

  (3)
  cash and Cash Equivalents;

  (4)
  receivables owing to Georgia Gulf or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as Georgia Gulf or any such Restricted Subsidiary deems reasonable under the circumstances;

  (5)
  payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

  (6)
  loans or advances to employees (other than executive officers) made in the ordinary course of business consistent with past practices of Georgia Gulf or such Restricted Subsidiary;

  (7)
  Capital Stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to Georgia Gulf or any Restricted Subsidiary or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor;

  (8)
  Investments made as a result of the receipt of non-cash consideration from an Asset Disposition that was made pursuant to and in compliance with "Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock;"

  (9)
  Investments in existence on the Issue Date;

  (10)
  Commodity Agreements, Currency Agreements, Interest Rate Agreements and related Hedging Obligations, which transactions or obligations are Incurred in compliance with "Certain Covenants—Limitation on Indebtedness;"

  (11)
  Investments by Georgia Gulf or any of its Restricted Subsidiaries, together with all other Investments pursuant to this clause (11), in an aggregate amount at the time of such Investment not to exceed $25.0 million outstanding at any one time (with the fair market value of such Investment being measured at the time made and without giving effect to subsequent changes in value);

  (12)
  Guarantees issued in accordance with "Certain Covenants—Limitations on Indebtedness;"

  (13)
  Investments by Georgia Gulf or a Restricted Subsidiary in a Receivables Entity or any Investment by a Receivables Entity in any other Person, in each case, in connection with a Qualified Receivables Transaction, provided, however, that any Investment in any such Person is in the form of a Purchase Money Note, or any equity interest or interests in accounts receivable and related assets generated by Georgia Gulf or a Restricted Subsidiary and transferred to any Person in connection with a Qualified Receivables Transaction or any such Person owning such accounts receivable;

  (14)
  Investments by Georgia Gulf or any of its Restricted Subsidiaries in a Permitted Joint Venture, so long as (a) such Permitted Joint Venture does not have any Indebtedness for borrowed money at any time on or after the date of such Investment (other than Indebtedness owing to the equity holders of such Permitted Joint Venture, Georgia Gulf or any Restricted Subsidiary), (b) the documentation governing such Permitted Joint Venture does not contain a restriction on distributions to Georgia Gulf or its Restricted Subsidiaries, (c) such Permitted Joint Venture is engaged only in a Related Business and (d) after giving pro forma effect to such Investment, Georgia Gulf would be permitted to Incur $1.00 of additional Indebtedness under the first paragraph of "Certain Covenants—Limitations on Indebtedness;" and

  (15)
  the purchase, repurchase, acquisition or redemption of the 7 5/8% Notes or the 10 3/8% Notes.

        "Permitted Joint Venture" means, with respect to any Person, (a) any corporation, association, or other business entity (other than a partnership) of which 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the Restricted Subsidiaries of that Person or a combination thereof and (b) any partnership, joint venture, limited liability company or similar entity of which (1) 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Restricted Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership interests or otherwise and (2) either such Person or any Restricted Subsidiary of such Person is a controlling general partner or no other Person controls such entity.

        "Permitted Liens" means, with respect to any Person:

  (1)
  Liens securing Indebtedness and other obligations under the Senior Credit Agreement and related Hedging Obligations and liens on assets of Restricted Subsidiaries securing Guarantees of Indebtedness and other obligations of Georgia Gulf under the Senior Credit Agreement;

  (2)
  pledges or deposits by such Person under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits or cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case Incurred in the ordinary course of business;

  (3)
  Liens imposed by law, including carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made in respect thereof;

  (4)
  Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings provided appropriate reserves required pursuant to GAAP have been made in respect thereof;

  (5)
  Liens in favor of issuers of surety or performance bonds or letters of credit or bankers' acceptances issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

  (6)
  encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

  (7)
  Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under the indenture, secured by a Lien on the same property securing such Hedging Obligation;

  (8)
  leases, licenses, subleases and sublicenses of assets (including, without limitation, real property and intellectual property rights) which do not materially interfere with the ordinary conduct of the business of Georgia Gulf or any of its Restricted Subsidiaries;

  (9)
  judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

  (10)
  Liens for the purpose of securing the payment of all or a part of the purchase price of, or Capitalized Lease Obligations, purchase money obligations or other payments Incurred to finance the acquisition, improvement or construction of, assets or property acquired or constructed in the ordinary course of business provided that;

  (a)
  the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be Incurred under the indenture and does not exceed the cost of the assets or property so acquired or constructed; and

  (b)
  such Liens are created within 180 days of construction or acquisition of such assets or property and do not encumber any other assets or property of Georgia Gulf or any Restricted Subsidiary other than such assets or property and assets affixed or appurtenant thereto;

  (11)
  Liens arising solely by virtue of any statutory or common law provisions relating to banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution; provided that:

  (a)
  such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by Georgia Gulf in excess of those set forth by regulations promulgated by the Federal Reserve Board; and

  (b)
  such deposit account is not intended by Georgia Gulf or any Restricted Subsidiary to provide collateral to the depository institution;

  (12)
  Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by Georgia Gulf and its Restricted Subsidiaries in the ordinary course of business;

  (13)
  Liens existing on the Issue Date;

  (14)
  Liens on property or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary; provided further, however, that any such Lien may not extend to any other property owned by Georgia Gulf or any Restricted Subsidiary;

  (15)
  Liens on property at the time Georgia Gulf or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into Georgia Gulf or any Restricted Subsidiary; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that such Liens may not extend to any other property owned by Georgia Gulf or any Restricted Subsidiary;

  (16)
  Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to Georgia Gulf or a Wholly-Owned Subsidiary (other than a Receivables Entity);

  (17)
  Liens securing the notes and Subsidiary Guarantees;

  (18)
  Liens securing Refinancing Indebtedness Incurred to refinance Indebtedness that was previously so secured, provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property that is the security for a Permitted Lien hereunder;

  (19)
  any interest or title of a lessor under any Capitalized Lease Obligation or operating lease;

  (20)
  Liens on assets transferred to a Receivables Entity or on assets of a Receivables Entity, in either case Incurred in connection with a Qualified Receivables Transaction;

  (21)
  Liens securing Indebtedness and other obligations under the indenture for the 7 5/8% Notes; and

  (22)
  Liens securing Indebtedness of Georgia Gulf; provided that such Indebtedness shall not exceed 5.0% of Consolidated Net Tangible Assets.

        "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity.

        "Preferred Stock," as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

        "Purchase Money Note" means a promissory note of a Receivables Entity evidencing a line of credit, which may be irrevocable, from Georgia Gulf or any Restricted Subsidiary in connection with a Qualified Receivables Transaction with a Receivables Entity, which note is repayable from cash available to the Receivables Entity, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts owing to such investors and amounts paid in connection with the purchase of newly generated accounts receivable.

        "Qualified Receivables Transaction" means any transaction or series of transactions that may be entered into by Georgia Gulf or any of its Restricted Subsidiaries pursuant to which Georgia Gulf or any of its Restricted Subsidiaries may sell, convey or otherwise transfer to (1) a Receivables Entity (in the case of a transfer by Georgia Gulf or any of its Restricted Subsidiaries) and (2) any other Person (in the case of a transfer by a Receivables Entity), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of Georgia Gulf or any of its Restricted Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, the proceeds of such receivables and other assets which are customarily transferred, or in respect of which security interests are customarily granted, in connection with asset securitizations involving accounts receivable.

        "Receivables Entity" means a Wholly-Owned Subsidiary of Georgia Gulf (or another Person in which Georgia Gulf or any Restricted Subsidiary makes an Investment and to which Georgia Gulf or any Restricted Subsidiary transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable and which is designated by the Board of Directors of Georgia Gulf (as provided below) as a Receivables Entity:

  (1)
  of which no portion of the Indebtedness or any other obligations (contingent or otherwise) of which:

  (a)
  is guaranteed by Georgia Gulf or any Restricted Subsidiary (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings);

  (b)
  is recourse to or obligates Georgia Gulf or any Restricted Subsidiary in any way other than pursuant to Standard Securitization Undertakings; or

  (c)
  subjects any property or asset of Georgia Gulf or any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

  (2)
  with which neither Georgia Gulf nor any Restricted Subsidiary has any material contract, agreement, arrangement or understanding (except in connection with a Purchase Money Note or Qualified Receivables Transaction) other than on terms no less favorable to Georgia Gulf or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of Georgia Gulf, other than fees payable in the ordinary course of business in connection with servicing accounts receivable; and

  (3)
  to which neither Georgia Gulf nor any Restricted Subsidiary has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the Board of Directors of Georgia Gulf shall be evidenced to the trustee by filing with the trustee a certified copy of the resolution of the Board of Directors of Georgia Gulf giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

        "Refinancing Indebtedness" means Indebtedness that is Incurred to refund, refinance, replace, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) (collectively, "refinance," "refinances," and "refinanced" shall have a correlative meaning) any Indebtedness existing on the date of the indenture or Incurred in compliance with the indenture (including Indebtedness of Georgia Gulf that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness, provided, however, that:

  (1)
  (a) if the Stated Maturity of the Indebtedness being refinanced is earlier than or the same as the Stated Maturity of the notes, the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced or (b) if the Stated Maturity of the Indebtedness being refinanced is later than the Stated Maturity of the notes, the Refinancing Indebtedness has a Stated Maturity at least 91 days later than the Stated Maturity of the notes;

  (2)
  the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced;

  (3)
  such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced (plus, without duplication, any additional Indebtedness Incurred to pay interest or premiums required by the instruments governing such existing Indebtedness as in effect at the time of issuance of such Refinancing Indebtedness and fees in connection therewith); and

  (4)
  if the Indebtedness being refinanced is subordinated in right of payment to the notes or the Subsidiary Guarantee, such Refinancing Indebtedness is subordinated in right of payment to the notes or the Subsidiary Guarantee on terms at least as favorable to the holders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

        "Related Business" means any business which is the same as or related, ancillary or complementary to any of the businesses of Georgia Gulf and its Restricted Subsidiaries on the Issue Date.

        "Related Business Assets" means assets used or useful in a Related Business.

        "Restricted Investment" means any Investment other than a Permitted Investment.

        "Restricted Subsidiary" means any Subsidiary of Georgia Gulf other than an Unrestricted Subsidiary.

        "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby Georgia Gulf or a Restricted Subsidiary transfers such property to a Person and Georgia Gulf or a Restricted Subsidiary leases it from such Person.

        "SEC" means the United States Securities and Exchange Commission.

        "Senior Credit Agreement" means one or more debt facilities (including, without limitation, the Credit Agreement, dated as of November 12, 1999, as amended, among Georgia Gulf, the eligible subsidiaries referred to therein, JPMorgan Chase Bank, as Administrative Agent, and the lenders party thereto from time to time) or commercial paper facilities to which Georgia Gulf is a party with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (and whether or not with the original administrative agent and lenders or another administrative agent or agents or other lenders and whether provided under the original credit agreement or any other credit or other agreement or indenture).

        "7 5/8% Notes" means the Senior Notes of the Company due 2005.

        "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of Georgia Gulf within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

        "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by Georgia Gulf or any Restricted Subsidiary which are reasonably customary in securitization of accounts receivable transactions.

        "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

        "Subordinated Obligation" means any Indebtedness of Georgia Gulf other than the 10 3/8% Notes (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the notes pursuant to a written agreement.

        "Subsidiary" of any Person means any corporation, association, partnership, joint venture, limited liability company or other business entity which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership and joint venture interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of Georgia Gulf.

        "Subsidiary Guarantee" means, individually, any Guarantee of payment of the notes by a Subsidiary Guarantor pursuant to the terms of the indenture and any supplemental indenture thereto, and, collectively, all such Guarantees. Each such Subsidiary Guarantee will be in the form prescribed by the indenture.

        "Subsidiary Guarantor" means each Restricted Subsidiary of Georgia Gulf that has guaranteed Indebtedness under the Senior Credit Agreement on the Issue Date and any other Subsidiary that in the future guarantees Indebtedness under the Senior Credit Agreement and executes a Subsidiary Guarantee in accordance with the provisions of the indenture, but excluding any Subsidiary that in the future is released from a guarantee of Indebtedness under the Senior Credit Agreement (regardless of whether that guarantee exists on the Issue Date).

        "10 3/8% Notes" means the Senior Subordinated Notes of Georgia Gulf due 2007.

        "Unrestricted Subsidiary" means:

  (1)
  any Subsidiary of Georgia Gulf that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of Georgia Gulf in the manner provided below; and

  (2)
  any Subsidiary of an Unrestricted Subsidiary.

        The Board of Directors of Georgia Gulf may designate any Subsidiary of Georgia Gulf (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) to be an Unrestricted Subsidiary only if:

  (1)
  such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of or have any Investment in, or own or hold any Lien on any property of, any other Subsidiary of Georgia Gulf which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary;

  (2)
  such designation and the Investment of Georgia Gulf in such Subsidiary complies with "Certain Covenants—Limitation on Restricted Payments;"

  (3)
  such Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly, all or substantially all of the business of Georgia Gulf and its Subsidiaries;

  (4)
  such Subsidiary is a Person with respect to which neither Georgia Gulf nor any of its Restricted Subsidiaries has any direct or indirect obligation:

  (a)
  to subscribe for additional Capital Stock of such Person; or

  (b)
  to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

  (5)
  on the date such Subsidiary is designated an Unrestricted Subsidiary, such Subsidiary is not a party to any agreement, contract, arrangement or understanding with Georgia Gulf or any Restricted Subsidiary with terms substantially less favorable to Georgia Gulf than those that might have been obtained from Persons who are not Affiliates of Georgia Gulf.

        Any such designation by the Board of Directors of Georgia Gulf shall be evidenced to the trustee by filing with the trustee a resolution of the Board of Directors of Georgia Gulf giving effect to such designation and an Officers' Certificate certifying that such designation complies with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary shall be deemed to be Incurred as of such date.

        The Board of Directors of Georgia Gulf may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and Georgia Gulf could incur at least $1.00 of additional Indebtedness under the first paragraph of the "Limitation on Indebtedness" covenant on a pro forma basis taking into account such designation.

        "U.S. Government Obligations" means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.

        "Voting Stock" of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors or other governing body.

        "Wholly-Owned Subsidiary" means a Restricted Subsidiary, all of the Capital Stock of which (other than directors' qualifying shares) is owned by Georgia Gulf or another Wholly-Owned Subsidiary.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of certain U.S. federal income tax considerations relating to the exchange offer and to the purchase, ownership and disposition of the notes. It is not a complete analysis of all the potential tax considerations relating to the notes. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, or the Code, Treasury Regulations promulgated under the Code, and currently effective administrative rulings and judicial decisions, all relating to the U.S. federal income tax treatment of debt instruments. These authorities may be changed, perhaps with retroactive effect, so as to result in U.S. federal income tax consequences different from those set forth below.

        This summary assumes that the notes are held as capital assets and holders purchased the notes upon their initial issuance at the notes' initial offering price. This summary does not address the tax considerations arising under the laws of any foreign, state or local jurisdiction. In addition, this discussion does not address all tax considerations that may be applicable to holders' particular circumstances or to holders that may be subject to special tax rules, such as, for example:

  •
  holders subject to the alternative minimum tax;

  •
  banks, insurance companies, or other financial institutions;

  •
  tax-exempt organizations;

  •
  dealers in securities or commodities;

  •
  expatriates;

  •
  traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

  •
  holders whose functional currency is not the United States dollar;

  •
  persons that will hold the notes as a position in a hedging, straddle, conversion or other risk reduction transaction;

  •
  persons deemed to sell the notes under the constructive sale provisions of the Code; or

  •
  partnerships or other pass-through entities.

        If a partnership holds notes, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our notes, you should consult your tax advisor regarding the tax consequences of the purchase, ownership and disposition of the notes.

        This summary of certain U.S. federal income tax considerations is for general information only and is not tax advice. You are urged to consult your tax advisor with respect to the application of U.S. federal income tax laws to your particular situation as well as any tax consequences arising under the U.S. federal estate or gift tax rules or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable tax treaty.

  Tax Consequences of the Exchange Offer

        Because the exchange notes will not differ materially in kind or extent from the notes, your exchange of notes for exchange notes will not constitute a taxable disposition of the notes for U.S. federal income tax purposes. As a result, you will not recognize taxable income, gain or loss on such exchange, your holding period for the exchange notes will generally include the holding period for the notes so exchanged, your adjusted tax basis in the exchange notes immediately following the exchange will generally be the same as your adjusted tax basis in the notes so exchanged immediately prior to the exchange, and the U.S. federal income tax consequences associated with owning the notes will generally continue to apply to the exchange notes.

Consequences to U.S. Holders

        The following is a summary of the general U.S. federal income tax consequences that will apply to you if you are a "U.S. Holder" of the notes. Certain consequences to "Non-U.S. Holders" of the notes are described under "—Consequences to Non-U.S. Holders," below. As used herein, the term "U.S. Holder" means a beneficial owner of a note that is, for U.S. federal income tax purposes:

  •
  a citizen or resident of the United States;

  •
  a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any political subdivision of the United States;

  •
  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust that (1) is subject to the supervision of a court within the United States and the control of one or more U.S. persons or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

  Payments of Interest

        Stated interest on the notes will generally be taxable to you as ordinary income at the time it is paid or accrued in accordance with your method of accounting for U.S. federal income tax purposes.

  Disposition of Notes

        Upon the sale, exchange (other than pursuant to the exchange offer), redemption or other taxable disposition of a note, you generally will recognize taxable gain or loss equal to the difference between the amount realized on such disposition (except to the extent any amount realized is attributable to accrued but unpaid interest, which is treated as interest as described above) and your adjusted tax basis in the note. A U.S. Holder's adjusted tax basis in a note generally will equal the cost of the note to such holder.

        Gain or loss recognized on the disposition of a note generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of such disposition, the U.S. Holder's holding period for the note is more than 12 months. The deductibility of capital losses by U.S. Holders is subject to certain limitations.

  Information Reporting and Backup Withholding

        In general, information reporting requirements will apply to certain payments of principal, premium (if any) and interest on and the proceeds of certain sales of notes unless you are an exempt recipient. A backup withholding tax will apply to such payments if you fail to provide your taxpayer identification number or certification of exempt status or have been notified by the Internal Revenue Service, or I.R.S., that payments to you are subject to backup withholding.

        Any amounts withheld under the backup withholding rules will generally be allowed as a refund or a credit against your U.S. federal income tax liability provided that you furnish the required information to the I.R.S. on a timely basis.

Consequences to Non-U.S. Holders

        The following is a summary of the U.S. federal income tax consequences that will generally apply to you if you are a Non-U.S. Holder of notes. The term "Non-U.S. Holder" means a beneficial owner of a note that is, for U.S. federal income tax purposes, a nonresident alien or a corporation, estate or trust that is not a U.S. Holder.

        Special rules may apply to certain Non-U.S. Holders such as "controlled foreign corporations," "passive foreign investment companies" and "foreign personal holding companies," as such terms are defined in the Code. If you are a Non-U.S. Holder, we encourage you to consult your own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to you.

  Payments of Interest

        The 30% U.S. federal withholding tax (or lower applicable treaty rate) generally will not apply to any payment to you of interest on a note that is not effectively connected with a U.S. trade or business provided that:

  •
  you do not actually or constructively (under applicable attribution rules) own 10% or more of the total combined voting power of our voting stock, within the meaning of Section 871(h)(3) of the Code;

  •
  you are not a controlled foreign corporation that is related to us directly or indirectly through stock ownership;

  •
  you are not a bank whose receipt of interest on a note is described in Section 881(c)(3)(A) of the Code; and

  •
  (a) you provide your name and address, and certify, under penalties of perjury, that you are not a "United States person" (which certification may be made on an I.R.S. Form W-8BEN) or (b) a securities clearing organization, bank, or other financial institution that holds customers' securities in the ordinary course of its business holds the note on your behalf and certifies, under penalties of perjury, either that it has received I.R.S. Form W-8BEN from you or from another qualifying financial institution intermediary or that it is permitted to establish and has established your foreign status through other documentary evidence, and otherwise complies with applicable requirements. If the notes are held by or through certain foreign intermediaries or certain foreign partnerships, such foreign intermediaries or partnerships must also satisfy the certification requirements of applicable Treasury Regulations.

        If you cannot satisfy the requirements described above, payments of interest will be subject to the 30% U.S. federal withholding tax, unless you provide us with a properly executed (1) I.R.S. Form W-8BEN claiming an exemption from or reduction in withholding under an applicable tax treaty or (2) I.R.S. Form W-8ECI stating that interest paid on the note is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States. If you are engaged in a trade or business in the United States and interest on a note is effectively connected with the conduct of that trade or business, you will instead be required to pay U.S. federal income tax on that interest on a net income basis in the same manner as if you were a U.S. Holder, except as otherwise provided by an applicable tax treaty. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of your earnings and profits for the taxable year, subject to adjustments, that are effectively connected with your conduct of a trade or business in the United States. For this purpose, interest on the notes which is effectively connected with your conduct of a trade or business in the United States would be included in your earnings and profits.

  Disposition of Notes

        Any gain recognized upon the sale, exchange, redemption or other taxable disposition of a note (except with respect to accrued and unpaid interest, which would be taxable as such) will not be subject to the 30% U.S. federal withholding tax. Such gain also generally will not be subject to U.S. federal income tax unless:

  •
  that gain is effectively connected with your conduct of a trade or business in the United States; or

  •
  you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

        A Non-U.S. Holder described in the first bullet point above will generally be required to pay U.S. federal income tax on the net gain derived from the sale, except as otherwise required by an applicable tax treaty, and if such holder is a foreign corporation, it may also be required to pay a branch profits tax at a 30% rate or a lower rate if so specified by an applicable tax treaty.

  Information Reporting and Backup Withholding

        In general, information reporting and backup withholding may apply to certain payments of principal, premium (if any) and interest on the notes to Non-U.S. Holders, as well as to the proceeds of certain sales of notes made through brokers, unless the holder has made appropriate certifications as to its foreign status, or has otherwise established an exemption. The certification of foreign status described above under "—Payments of Interest" is generally effective to establish an exemption from backup withholding.

        Any amounts withheld under the backup withholding rules will generally be allowed as a refund or a credit against your U.S. federal income tax liability provided that you furnish the required information to the I.R.S. on a timely basis.

BOOK-ENTRY; CERTIFICATED NOTES

        The exchange notes will be issued in the form of one global certificate.

        The global exchange note will be deposited on the date of consummation of the exchange offer with or on behalf of The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee of DTC.

Book-entry procedures for the global note

        All interests in the global note will be subject to the operations and procedures of DTC. We provide the following summary of DTC's operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by DTC and may be changed at any time. Neither we nor the trustee or exchange agent take responsibility for DTC's operations or procedures.

        DTC has advised us that it is:

  •
  a limited purpose trust company organized under the laws of the State of New York;

  •
  a "banking organization" within the meaning of the New York State Banking Law;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the Uniform Commercial Code; and

  •
  a "clearing agency" registered under Section 17A of the Securities Exchange Act of 1934.

        DTC was created to hold securities for persons who have accounts with DTC ("participants") and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC's participants include securities brokers and dealers; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC's system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

        So long as DTC's nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

  •
  will not be entitled to have notes represented by the global note registered in their names;

  •
  will not receive or be entitled to receive physical, certificated notes; and

  •
  will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

        As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

        Payments of principal, premium (if any) and interest with respect to the notes represented by a global note will be made by the trustee to DTC's nominee as the registered holder of the global note. Neither we nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

        Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

        Transfers between participants in DTC will be effected under DTC's procedures and will be settled in same-day funds.

Certificated notes

        Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:

  •
  DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days;

  •
  DTC ceases to be registered as a clearing agency under the Securities Exchange Act of 1934, as amended, and a successor depositary is not appointed within 90 days;

  •
  we, at our option, notify the trustee that we elect to cause the issuance of certificated notes; or

  •
  certain other events provided in the indenture should occur.

PLAN OF DISTRIBUTION

        Each broker-dealer that receives exchange notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of those exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where those outstanding notes were acquired as a result of market-making activities or other trading activities.

        We have agreed that, for a period of 90 days after the expiration date of the exchange offer, subject to limited exceptions, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any of these resales.

        We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account in the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to those prevailing market prices, or at negotiated prices. Any of these resales may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from these broker-dealers or the purchasers of any exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account in the exchange offer and any broker or dealer that participates in a distribution of those exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, and any profit on any of these resales of exchange notes and any commission or concessions received by any of these persons may be deemed to be underwriting compensation under the Securities Act of 1933. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933.

        For a period of 90 days after the expiration of the exchange offer, subject to limited exceptions, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests them in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer, including the specified expenses of one counsel for the holders of the exchange notes, other than commissions or concessions of any broker-dealers. We will indemnify the holders of the notes, including any broker-dealers, against specified liabilities, including liabilities under the Securities Act of 1933.

LEGAL MATTERS

        Jones Day, Atlanta, Georgia will pass upon the validity of the exchange notes for Georgia Gulf.

EXPERTS

        The consolidated balance sheets of Georgia Gulf as of December 31, 2001 and the related consolidated statements of income, stockholders' equity and cash flows incorporated by reference into this prospectus have been audited by Arthur Andersen LLP, which has since ceased operations. See "Risk Factors—Risk Factors Relating to the Notes—Risks Relating to Arthur Andersen LLP's Lack of Consent."

        The consolidated financial statements of Georgia Gulf as of and for the years ended December 31, 2003 and 2002, and the related financial statement schedule, incorporated by reference in this prospectus from Georgia Gulf's Annual Report on Form 10-K for the year ended December 31, 2003 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference (which reports express an unqualified opinion and include explanatory paragraphs relating to a change in the method of accounting for goodwill and other intangible assets in 2002, and the application of limited procedures relating to certain disclosures and reclassifications of financial statement amounts related to the 2001 financial statements that were audited by other auditors who have ceased operations), and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

AVAILABLE INFORMATION

Available Information

        Georgia Gulf files reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy this information at the Public Reference Room maintained by the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549.

        You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. Georgia Gulf's filings are also available on the Commission's Web site on the Internet at http://www.sec.gov.

        Statements in this prospectus concerning the contents of any contract, agreement or other document are not necessarily complete. If Georgia Gulf filed as an exhibit to any of its public filings with the Commission any contract, agreement or other document referred to in this prospectus, you should read the document itself for a more complete understanding of the document or matter involved.

Incorporation of Documents by Reference

        We are "incorporating by reference" information into this prospectus. This means that we are disclosing information to you by referring you to another document filed by Georgia Gulf with the Commission. Georgia Gulf will make those documents available to you without charge upon your oral or written request. Requests for those documents should be directed to Georgia Gulf Corporation, 400 Perimeter Center Terrace, Suite 595, Atlanta, Georgia 30346, Attention: Investor Relations, telephone: (770) 395-4587.

        This prospectus incorporates by reference the following documents:

  •
  Annual Report on Form 10-K for the year ended December 31, 2003, filed with the Commission on March 3, 2004;

  •
  Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, filed with the Commission on May 3, 2004; and

  •
  Proxy Statement filed with the Commission in definitive form on April 13, 2004.

        Georgia Gulf is also incorporating by reference additional documents it may file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the termination of the offering (other than Current Reports on Form 8-K insofar as they contain Regulation FD disclosure furnished under Item 9 of Form 8-K or other disclosures furnished under Item 12 of Form 8-K, unless otherwise indicated therein). This additional information is a part of this prospectus from the date of filing of any such documents.

        Any statements made in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference into this prospectus modifies or supersedes that statement. Any statement modified or superseded in this manner will not be deemed, except as modified or superseded, to constitute a part of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

        Set forth below is a description of the Certificate of Incorporation of Georgia Gulf Corporation (the "Company"), the Bylaws of the Company, and the Delaware General Corporation Law. This description is intended as a summary only and is qualified in its entirety by reference to such Certificate of Incorporation, Bylaws, and the Delaware General Corporation Law.

        Article XIII of the Company's Certificate of Incorporation provides that to the fullest extent permitted by the Delaware General Corporation Law, a director of the Company will not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transactions from which the director derived any improper personal benefit.

        The Company's Bylaws (Article XIII) provide that the Company will indemnify any person who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company), by reason of the fact that he is or was a director or officer of the Company or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

        With respect to indemnification of officers and directors, Section 145 of the Delaware General Corporation Law provides that a corporation will have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Under this provision of the Delaware General Corporation Law, the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, will not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

        Furthermore, the Delaware General Corporation Law provides that a corporation will have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect to any claim, issue or matter as to which such person will have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought will determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such court will deem proper.

        Section 145(g) of the Delaware General Corporation Law provides that a corporation will have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of Section 145.

        The Company maintains several directors and officers liability policies which, subject to the terms and exclusions of the policies, cover any claim or claims made during the period the policies are in force, against all persons who were, now are or will be duly elected directors or officers of the Company for any actual or alleged error or misstatement or misleading statement or act or omission or neglect or breach of duty by such persons insured while acting in their individual or collective capacities, on any matter, nor excluded by the terms and conditions of the policies, claimed against them solely by reason of their being directors or officers of the Company.

Item 21. Exhibits and Financial Statement Schedules.

  (a)
  Exhibits.

Exhibit Numbers		Description of Exhibit
4.1	—	Indenture, dated as of November 15, 1995, between Georgia Gulf and LaSalle National Bank, as trustee (including form of notes) (filed September 28, 1995 as Exhibit 4 to Georgia Gulf's Form S-3 (File No. 33-63051) and incorporated herein by reference).
4.2	—
Amended and Restated Rights Agreement, dated as of December 5, 2000, between Georgia Gulf and EquiServe Trust Company, N.A. (filed December 13, 2000 as Exhibit 4.1 to Georgia Gulf's Amendment to its Registration Statement on Form 8-A and incorporated herein by reference).
4.3	—
Indenture, dated as of December 3, 2003, among Georgia Gulf its subsidiary guarantors and SunTrust Bank, as Trustee (including form of notes) (filed on December 3, 2003 as Exhibit 99.3 to Georgia Gulf's Current Report on Form 8-K and incorporated herein by reference).
*4.4	—	Exchange and Registration Rights Agreement, dated December 3, 2003, among Georgia Gulf, the Guarantors named therein and the Initial Purchasers named therein.
*5	—	Form of Opinion of Jones Day regarding validity.
*12	—	Statement regarding computation of earnings to fixed charges.
*23.1	—	Consent of Jones Day (included in Exhibit 5).
*23.2	—	Consent of Deloitte & Touche LLP.

*24.1	—	Powers of Attorney for Georgia Gulf Corporation.
*24.2	—	Powers of Attorney for Georgia Gulf Lake Charles, LLC.
*24.3	—	Powers of Attorney for Georgia Gulf Chemicals & Vinyls, LLC.
*24.4	—	Powers of Attorney for GG Terminal Management Corporation.
*24.5	—	Powers of Attorney for Great River Oil & Gas Corporation
*25	—	Statement of eligibility under the Trust Indenture Act of 1939 on Form T-1.
*99.1	—	Letter of Transmittal.
*99.2	—	Notice of Guaranteed Delivery.

*
filed herewith

(b)
Financial Statement Schedules.

        None.

Item 22. Undertakings.

  (a)
  The undersigned registrants hereby undertake:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment of the prospectus) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2)
    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered in the post-effective amendment, and the offering of those securities at that time will be deemed to be the initial bona fide offering thereof.

    (3)
    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b)
  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement will be deemed to be a new registration statement relating to the securities offered in that registration statement, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

  (c)
  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (d)
  The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed after the effective date of the registration statement through the date of responding to the request.

  (e)
  The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Georgia Gulf Corporation has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 14th day of May 2004.

GEORGIA GULF CORPORATION
By:	/s/ JOEL I. BEERMAN Joel I. Beerman Vice President and General Counsel

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below for Georgia Gulf Corporation by the following persons in the capacities indicated on the 14th day of May 2004:

Name	Title

* (Edward A. Schmitt)	President, Chief Executive Officer and Director (Principal Executive Officer)
* (James T. Matthews)	Vice President—Finance, Treasurer and Chief Financial Officer (Principal Financial and Accounting Officer)
(John E. Akitt)	Director
* (Dennis M. Chorba)	Director
(Patrick J. Fleming)	Director
* (Charles T. Harris III)	Director
* (Charles L. Henry)	Director

(Jerry R. Satrum)	Director
* (Yoshi Kawashima)	Director
/s/ *JOEL I. BEERMAN (Joel I. Beerman)	Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Georgia Gulf Lake Charles, LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 14th day of May 2004.

GEORGIA GULF LAKE CHARLES, LLC
By:	/s/ JOEL I. BEERMAN Joel I. Beerman Vice President and General Counsel

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below for Georgia Gulf Lake Charles, LLC by the following persons in the capacities indicated on the 14th day of May 2004:

Name	Title

* (Edward A. Schmitt)	President, Chief Executive Officer and Manager (Principal Executive Officer)
* (James T. Matthews)	Vice President, Chief Financial Officer and Manager (Principal Financial and Accounting Officer)
/s/ JOEL I. BEERMAN (Joel I. Beerman)	Vice President, General Counsel and Manager
/s/ *JOEL I. BEERMAN (Joel I. Beerman)	Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Georgia Gulf Chemicals & Vinyls, LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 14th day of May 2004.

GEORGIA GULF CHEMICALS & VINYLS, LLC
By:	/s/ JOEL I. BEERMAN Joel I. Beerman Vice President and General Counsel

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below for Georgia Gulf Chemical & Vinyls, LLC by the following persons in the capacities indicated on the 14th day of May 2004:

Name	Title

* (Edward A. Schmitt)	President, Chief Executive Officer and Manager (Principal Executive Officer)
* (James T. Matthews)	Vice President, Chief Financial Officer and Manager (Principal Financial and Accounting Officer)
/s/ JOEL I. BEERMAN (Joel I. Beerman)	Vice President, General Counsel and Manager
/s/ *JOEL I. BEERMAN (Joel I. Beerman)	Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, GG Terminal Management Corporation has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 14th day of May 2004.

GG TERMINAL MANAGEMENT CORPORATION
By:	/s/ JOEL I. BEERMAN Joel I. Beerman Vice President and General Counsel

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below for GG Terminal Management Corporation by the following persons in the capacities indicated on the 14th day of May 2004:

Name	Title

* (C. Douglas Shannon)	President (Principal Executive Officer)
* (James T. Matthews)	Vice President and Treasurer (Principal Financial and Accounting Officer)
/s/ JOEL I. BEERMAN (Joel I. Beerman)	Vice President, Secretary and Director
/s/ *JOEL I. BEERMAN (Joel I. Beerman)	Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Great River Oil & Gas Corporation has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 14th day of May 2004.

GREAT RIVER OIL & GAS CORPORATION
By:	/s/ JOEL I. BEERMAN Joel I. Beerman Vice President and General Counsel

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below for Great River Oil & Gas Corporation by the following persons in the capacities indicated on the 14th day of May 2004:

Name	Title

* (Edward A. Schmitt)	President and Chief Executive Officer (Principal Executive Officer)
* (James T. Matthews)	Vice President and Treasurer (Principal Financial and Accounting Officer)
/s/ JOEL I. BEERMAN (Joel I. Beerman)	Vice President, General Counsel and Director
/s/ *JOEL I. BEERMAN (Joel I. Beerman)	Attorney-in-fact

Exhibit Index

Exhibit Numbers		Description of Exhibit
*4.4	—	Exchange and Registration Rights Agreement, dated December 3, 2003, among Georgia Gulf, the Guarantors named therein and the Initial Purchasers named therein.
*5	—	Form of Opinion of Jones Day regarding validity.
*12	—	Statement regarding computation of earnings to fixed charges.
*23.1	—	Consent of Jones Day (included in Exhibit 5).
*23.2	—	Consent of Deloitte & Touche LLP.
*24.1	—	Powers of Attorney for Georgia Gulf Corporation.
*24.2	—	Powers of Attorney for Georgia Gulf Lake Charles, LLC.
*24.3	—	Powers of Attorney for Georgia Gulf Chemicals & Vinyls, LLC.
*24.4	—	Powers of Attorney for GG Terminal Management Corporation.
*24.5	—	Powers of Attorney for Great River Oil & Gas Corporation
*25	—	Statement of eligibility under the Trust Indenture Act of 1939 on Form T-1.
*99.1	—	Letter of Transmittal.
*99.2	—	Notice of Guaranteed Delivery.

*
filed herewith

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References to Additional Information
TABLE OF CONTENTS
SUMMARY
FIVE-YEAR SELECTED FINANCIAL DATA
RISK FACTORS
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
THE EXCHANGE OFFER
DESCRIPTION OF NOTES
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
BOOK-ENTRY; CERTIFICATED NOTES
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
AVAILABLE INFORMATION
PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
Exhibit Index